Exhibit 10.3

AMENDED AND RESTATED
COINSURANCE AGREEMENT
between
ATHENE ANNUITY AND LIFE COMPANY
and
ACCORDIA LIFE AND ANNUITY COMPANY
Dated as of December 28, 2015

TABLE OF CONTENTS
ARTICLE    Page
ARTICLE I DEFINITIONS AND CONSTRUCTION    1
Section 1.1    Definitions    2
Section 1.2    Construction    11
ARTICLE II COINSURANCE    11
Section 2.1    Scope and Basis of Reinsurance    11
Section 2.2    Reinsuring Clause    12
Section 2.3    Transfer of Assets and Ceding Commission    12
Section 2.4    Net Retained Liabilities    14
Section 2.5    Producer Payments    16
Section 2.6    Guaranty Fund Assessments and Premium Taxes    16
Section 2.7    Other Reinsurance    17
Section 2.8    Policy Changes and Non-Guaranteed Elements    18
Section 2.9    Ownership of Premiums    18
Section 2.10    Assignment; Security Interest    19
Section 2.11    Reserved    20
Section 2.12    Interest Maintenance Reserve    20
ARTICLE III REINSURANCE LIABILITY    20
Section 3.1    Reinsurance Liability    20
Section 3.2    Other Reinsurance    20
Section 3.3    Disclaimer    22
Section 3.4    Reinsurance Assets    22
ARTICLE IV CERTAIN FINANCIAL PROVISIONS    22
Section 4.1    Provision of Security by the Reinsurer    22
Section 4.2    Credit for Reinsurance    25
Section 4.3    RBC Reports    25
ARTICLE V PLAN OF REINSURANCE    25
Section 5.1    Plan    25
Section 5.2    Follow the Fortunes    25
Section 5.3    Reductions and Terminations    26
Section 5.4    Reinstatements    26
Section 5.5    Contractual Conversions; Internal Replacement    26
ARTICLE VI ADMINISTRATION    27
Section 6.1    Administrative Services    27
Section 6.2    Net Settlements    27
ARTICLE VII DAC TAX    28
Section 7.1    DAC Tax Election    28
ARTICLE VIII INSOLVENCY AND CUT THROUGH    29
Section 8.1    Insolvency    29

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Section 8.2    Cut Through    29
ARTICLE IX TERMINATION    30
Section 9.1    Duration of Coinsurance    30
Section 9.2    Termination    30
Section 9.3    Termination by the Company    30
Section 9.4    Termination by the Reinsurer    31
Section 9.5    Settlement Upon Termination    31
ARTICLE X RESOLUTION OF CERTAIN DISPUTES    32
Section 10.1    Disputes over Actual Initial Coinsurance Premium Calculations and SPA Adjusted Coinsurance Premium    32
Section 10.2    Disputes over Calculations    35
ARTICLE XI INDEMNIFICATION    35
Section 11.1    Indemnification of the Reinsurer by the Company    35
Section 11.2    Indemnification of the Company by the Reinsurer    36
ARTICLE XII CONFIDENTIALITY    36
Section 12.1    Confidentiality    36
ARTICLE XIII REPRESENTATIONS AND WARRANTIES    37
Section 13.1    Representations and Warranties of Reinsurer    37
Section 13.2    Representations and Warranties of the Company    38
ARTICLE XIV GENERAL PROVISIONS    39
Section 14.1    Errors and Omissions    39
Section 14.2    Offset and Recoupment    39
Section 14.3    Expenses    39
Section 14.4    Parties to this Agreement    40
Section 14.5    Authority    40
Section 14.6    No Assignment    40
Section 14.7    Notices    40
Section 14.8    Severability    41
Section 14.9    Announcements    41
Section 14.10    Schedules, Annexes and Exhibits    41
Section 14.11    Entire Agreement    42
Section 14.12    Binding Effect    42
Section 14.13    Waiver and Amendment    42
Section 14.14    Headings    42
Section 14.15    Counterparts    42
Section 14.16    No Prejudice    42
Section 14.17    Governing Law; Jurisdiction; Enforcement    42
Section 14.18    Further Assurances    43

ii

INDEX OF SCHEDULES
Schedule 1.1(i)    Assumed Reinsurance Agreements
Schedule 1.1(ii)    Other Reinsurance
Schedule 2.12    Interest Maintenance Reserve

INDEX OF ANNEXES
Annex A-1    List of Reinsurance Assets
Annex A-2    List of Unavailable Assets
Annex B    Net Settlements
Annex C    Net Retained Liabilities Ceding Commission Adjustment
Annex D    Life Reference Balance Sheet
Annex E    Additional Life Reference Balance Sheet Assets

iii

AMENDED AND RESTATED COINSURANCE AGREEMENT
This Amended and Restated Coinsurance Agreement (this “Agreement”), dated as of December 28, 2015, is made by and between Athene Annuity and Life Company, an insurance company organized under the laws of the State of Iowa (formerly known as Aviva Life and Annuity Company) (the “Company”), and Accordia Life and Annuity Company, an insurance company organized under the laws of the State of Iowa (formerly known as Presidential Life Insurance Company - USA) (the “Reinsurer”; each of the Company and the Reinsurer, a “Party” and together, the “Parties”) and amends and restates in its entirety the Coinsurance Agreement, dated as of October 1, 2013, made by and between the Company and the Reinsurer.
RECITALS
WHEREAS, as of the Amendment Effective Date, (a) the Reinsurer and Ameritas Life Insurance Corp. (“Ameritas”) will enter into a Coinsurance Agreement, pursuant to which the Reinsurer intends to retrocede to Ameritas, on a 100% quota share coinsurance basis, liabilities under certain life insurance policies reinsured by it under this Agreement (the “Ameritas Coinsurance Agreement”), and (b) the Reinsurer, Ameritas and the Company will enter into a trust agreement, between Ameritas, as grantor, and the Reinsurer and the Company, as beneficiaries, and J.P. Morgan Chase Bank, N.A., a national banking association, as trustee, pursuant to which Ameritas will deposit into a trust account certain assets for the benefit of the Reinsurer and the Company, as beneficiaries (the “Trust Agreement”);
WHEREAS, as of the Effective Date, the Company ceded or retroceded to the Reinsurer, on a 100% coinsurance basis, all of its liabilities under certain life insurance policies issued and reinsured by it;
WHEREAS, as of the Effective Date, the Reinsurer accepted to reinsure such policies from the Company on the terms and conditions stated herein;
WHEREAS, subject to a transition services agreement entered into as of the Effective Date between Aviva USA Corporation and the Reinsurer (the “Transition Services Agreement”), the Company and the Reinsurer intend that the Reinsurer will provide certain administrative services for policies reinsured hereunder, and the Company and the Reinsurer have entered into an Administrative Services Agreement, dated as of the Effective Date (the “Administrative Services Agreement”), pursuant to which the Reinsurer shall provide such administrative services on the terms and conditions stated therein.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the Company and the Reinsurer hereby agree as follows:
Article I
DEFINITIONS AND CONSTRUCTION

Section 1.1    Definitions. Unless the context requires otherwise, for all purposes of this Agreement, the capitalized terms set forth below shall have the following meanings:
“Action” has the meaning ascribed thereto in the Purchase Agreement.
“Actual Initial Coinsurance Premium” has the meaning ascribed thereto in Section 2.3(a)(iv).
“Additional Life Reference Balance Sheet Assets” means the additional assets referenced in the Life Reference Balance Sheet as set forth on Annex E hereto.
“Additional Security Amount” means, (a) at all times when the RBC Ratio of the Reinsurer most recently reported to the Company pursuant to Section 4.3 is less than 200%, an amount equal to 2% of Statutory Reserves (as defined in the Ameritas Coinsurance Agreement), and (b) at any other time, $0.
“Administrative Services Agreement” has the meaning ascribed thereto in the Recitals.
“Administrator” means the Reinsurer in its capacity as administrator under the Administrative Services Agreement.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such other Person at the time at which the determination of affiliation is made. The term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or other ownership interests, by contract or otherwise.
“Agreement” has the meaning ascribed thereto in the Preamble.
“Amendment Effective Date” means December 1, 2015.
“Ameritas” has the meaning ascribed thereto in the Recitals.
“Ameritas Coinsurance Agreement” has the meaning ascribed thereto in the Recitals.
“Amortization Period” means the ten (10) years following the Effective Date.
“Applicable Law” means any law, statute, regulation, rule, ordinance, order, injunction, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity applicable to a party hereto, or any of its respective businesses, properties or assets, as may be amended from time to time, including the Indy Life Closed Block Memorandum and the Indy Life Plan of Conversion.

“Applicable Rate” means, with respect to any date of determination, an interest rate equal to one-month LIBOR for dollars that appears on page LIBOR 01 (or a successor page) of the Reuters Telerate Screen as of 11:00 a.m., London time, on such date.
“Assumed Reinsurance Agreement” means any reinsurance agreement in effect as of the Effective Time under which the Company assumes liabilities or obligations with respect to any Indy Life Closed Block Policy, including the assumed reinsurance agreements listed on Schedule 1.1(i) hereto.
“Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or Des Moines, Iowa are required or authorized by Applicable Law to be closed.
“Ceding Commission” has the meaning ascribed thereto in Section 2.3(b), and may be either positive or negative.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” has the meaning ascribed thereto in Section 2.10(b).
“Company” has the meaning ascribed thereto in the Preamble.
“Company Indemnified Parties” has the meaning ascribed thereto in Section 11.2.
“Company Termination Payment” has the meaning ascribed thereto in Section 9.5.
“Confidential Information” means (a) with respect to the Company, any information with respect to the Company (other than information relating to the Indy Life Closed Block Policies) that is not generally available to the public, and includes, without limitation, policyholder lists, any medical, financial and other personal information about proposed, current, and former policyowners, insureds, applicants, and beneficiaries of the Company (other than proposed, current, and former policyowners, insureds, applicants and beneficiaries of the Indy Life Closed Block Policies) and information or knowledge about the Company’s processes, services, finances and reserving methodology and (b) with respect to the Reinsurer, any information with respect to the Indy Life Closed Block Policies or the Reinsurer that is not generally available to the public, and includes, without limitation, policyholder lists, any medical, financial and other personal information about proposed, current, and former policyowners, insureds, applicants, and beneficiaries of Indy Life Closed Block Policies and information or knowledge about the Reinsurer’s processes, services, finances and pricing and reserving methodology.
“Consultation Period” has the meaning ascribed thereto in Section 10.1(b).
“CPA Firm” has the meaning ascribed thereto in Section 10.1(b).
“Custody Account” has the meaning ascribed to the term “Account” in the Custody Agreement.

“Custody Account Ceding Commission Amount” means an amount equal to (a) the ratio of (x) the Reinsurer’s Share of the Statutory Reserves that would be required to be held by the Company with respect to the Reinsured Policies if this Agreement were not in effect as of the date of determination, over (y) the Reinsurer’s Share of the Statutory Reserves with respect to the Reinsured Policies as of the Effective Date, multiplied by (b)the absolute value of the Ceding Commission, multiplied by (c) the ratio of (x) the remaining number of months in the Amortization Period over (y) 120.
“Custody Agreement” means the Amended and Restated Custody Agreement between the Reinsurer, as customer, and U.S. Bank National Association, as custodian, dated as of December 28, 2015.
“Effective Date” means October 1, 2013.
“Effective Time” means 12:00:01 a.m. Eastern time on the Effective Date.
“Estimated Initial Coinsurance Premium” has the meaning ascribed thereto in Section 2.3(a)(ii).
“Excluded Liabilities” has the meaning ascribed thereto in the Purchase Agreement.
“Excluded Reinsured Liability” has the meaning ascribed thereto in the Purchase Agreement.
“Extra Contractual Obligations” means all obligations or Losses (whether known or unknown, contingent or otherwise) incurred or arising at any time under or relating to any Indy Life Closed Block Policy that are not provided by the contractual benefits arising under the express terms and conditions of such Indy Life Closed Block Policy or are in excess of the applicable Indy Life Closed Block Policy benefits, including any liability for taxes, toll charges, fines, penalties, forfeitures, excess or penalty interest, punitive, special, exemplary or other form of extra-contractual damages or attorneys’ fees and costs awarded, which obligations or Losses arise from any act, error or omission, whether or not intentional, negligent, in bad faith or otherwise, including obligations or Losses arising out of or relating to: (a) the form, marketing, distribution, sale, underwriting, issuance, cancellation or administration of the Indy Life Closed Block Policies; (b) the investigation, defense, trial, settlement or handling of claims, benefits or payments under the Indy Life Closed Block Policies; (c) the failure to pay, the delay in payment of, or errors in calculating or administering the payment of, benefits, claims or any other amounts due or alleged to be due under or in connection with the Indy Life Closed Block Policies; (d) Premium Taxes other than those settled under Section 2.6 in connection with premiums received under the Indy Life Closed Block Policies; (e) the failure of any Indy Life Closed Block Policy to provide the purchaser, policyholder, account holder or other holder or intended beneficiaries thereof with tax treatment under the Code that is the same as or more favorable than the tax treatment under the Code (i) that was purported to apply in materials provided at the time of issuance, assumption, exchange, modification or sale of the Indy Life Closed Block Policy by the Company or any of its predecessors or (ii) for which policies or contracts of that type were reasonably expected to qualify under the Code; (f) the treatment of any Indy Life Closed Block Policy as a “modified endowment contract” within the meaning of Section 7702A of the Code, except where the holder of the Indy Life Closed Block Policy shall have consented to its status as a “modified endowment contract” under Section 7702A; (g) the failure of the Company to comply with any applicable tax information reporting, withholding or disclosure requirements with respect to distributions or payments made pursuant to the Indy Life Closed Block Policies; (h) any taxes applicable to the Reinsurance Assets (but excluding the Company’s share of any taxes under Section 14.3); and (i) the failure to pay, the delay in payment, or errors in calculating or administering the payment of, unclaimed property, escheat or other similar liabilities related to the Indy Life Closed Block Policies; provided that “Extra Contractual Obligations” will not under any circumstances include (x) any such liabilities, obligations or Losses incurred or arising solely as a result of actions or omissions of the Company, but only to the extent such actions or omissions of the Company constitute gross negligence or bad faith and were not taken or omitted at the direction of the Reinsurer or consented to by the Reinsurer in writing or (y) U.S. federal or state income or capital stock or similar taxes (or any interest or penalties imposed with respect to the payment or reporting thereof) imposed upon the Company or any of its Affiliates.
“Fair Market Value” means, with respect to any asset, the fair market value thereof calculated in accordance with the accounting and actuarial practices of the Company, consistently applied.
“Governmental Entity” means any foreign, federal, state, local or other governmental, legislative, judicial, administrative or regulatory authority, agency, commission, board, body, court or entity or any instrumentality thereof or any self-regulatory body or arbitral body or arbitrator.
“Indy Life Closed Block” means the closed block of business established pursuant to the Indy Life Plan of Conversion and operated in accordance with the Indy Life Closed Block Memorandum.
“Indy Life Closed Block Memorandum” means the Closed Block Memorandum dated as of September 18, 2000, and attached as Exhibit Ito the Indy Life Plan of Conversion.
“Indy Life Closed Block Policies” means all insurance policies and contracts (including supplementary contracts), together with all related binders, slips and certificates and including applications therefor and all supplements, endorsements, riders and agreements in connection therewith, that have been issued or assumed by the Company and which are included in the Indy Life Closed Block.
“Indy Life Plan of Conversion” means the Plan of Conversion of Indianapolis Life Insurance Company dated as of September 18, 2000.
“Initial Coinsurance Premium” has the meaning ascribed thereto in Section 2.3(a)(i).
“Initial Coinsurance Premium Adjustment” has the meaning ascribed thereto in Section 2.3(a)(iv).
“Initial Coinsurance Premium Reconciliation Statement” has the meaning ascribed thereto in Section 2.3(a)(iv).

“Interest Maintenance Reserve” means the amounts set forth on Schedule 2.12 as revised as of the Effective Date. The calculation of the Interest Maintenance Reserve for purposes of Section 2.3(a)(i)(B) (the calculation of the Interest Maintenance Reserve created at the Effective Time as a direct result of the transactions contemplated by this Agreement) shall be equal to any net pre-tax realized capital gains multiplied by 65%.
“Life Reference Balance Sheet” means the balance sheet for the Life Business (as defined in the Purchase Agreement) attached as Annex D hereto.
“Losses” means any damages, claims, losses, liabilities, charges, actions, suits, proceedings, deficiencies, taxes, fees, assessments, interest, penalties and reasonable costs and expenses (including reasonable attorneys’ fees and expenses).
“Market Value of the Unavailable Assets” means an amount equal to the aggregate of (i) the Fair Market Value of the assets labeled “Sold Assets” and “Other Assets” on Annex A-2 as of the Effective Date, plus (ii) the par value of the assets labeled “Matured Assets” on Annex A2.
“Monthly Accounting Period” means, with respect to any calendar month, the period beginning on the first day of such calendar month and ending on the last day of such calendar month.
“Net Retained Liabilities” means, with respect to any time of determination, all liabilities or obligations in respect of any Indy Life Closed Block Policy that, under the terms of any Other Reinsurance Agreement covering such Indy Life Closed Block Policy, (a) the Company is required to retain unreinsured and for its own account or (b) in the opinion of the Company and the Reinsurer, requires consent from any party to such Other Reinsurance Agreement in order to effect reinsurance under this Agreement, and as to which a waiver of such requirement or other consent has not been obtained prior to such time of determination.
“Net Retained Liabilities Adjustment Period” has the meaning ascribed thereto in Section 2.4(b)(ii).
“Net Retained Liability Reserve Transfer Amount” means, with respect to any Net Retained Liability for which subsequent to the Effective Date a waiver or consent is obtained to reinsure such Net Retained Liability under the terms of this Agreement or the Parties otherwise agree that any such waivers or consents shall not be required as a condition to coverage hereunder, the sum of (a) the gross statutory reserves (including deficiency reserves) and any additional policy-related liabilities that are required to be held by the Company with respect to such Net Retained Liability as of the Effective Date, less (b) the Reinsurer’s Share of (x) policy loan balances on such Net Retained Liability as of the Effective Date, and (y) net due and deferred Premiums on such Net Retained Liability as of the Effective Date, reduced by credit for reinsurance taken by the Company in respect of such Net Retained Liability for Other Reinsurance as of the Effective Date.
“Net Settlement” has the meaning ascribed thereto in Section 6.2(a).
“Non-Guaranteed Elements” has the meaning ascribed thereto in Section 2.8(b).

“Non-Indy Life Coinsurance Agreement” means the Coinsurance and Assumption Agreement between the Company and the Reinsurer, dated as of the Effective Date, pursuant to which the Company cedes or retrocedes to the Reinsurer all of its liabilities under certain life insurance policies issued and reinsured by the Company other than the Indy Life Closed Block Policies.
“Notice of Agreement” has the meaning ascribed thereto in Section 10.1(a).
“Other Reinsurance” means reinsurance ceded with respect to Reinsured Policies under the terms of the ceded reinsurance agreements that the Company has entered into with third parties prior to the Effective Time covering the Reinsured Policies, including the ceded reinsurance agreements listed on Schedule 1.1(ii), and any ceded reinsurance agreement entered into by the Company with the Reinsurer’s prior written consent pursuant to Section 2.7, as all such reinsurance ceded may be in force from time to time.
“Other Reinsurance Agreements” means the reinsurance treaties and agreements documenting the Other Reinsurance (including all amendments and modifications thereto entered into prior to the Effective Date or pursuant to Section 3.2).
“Other Reinsurance Benefits” means, for any period, the aggregate amount of benefits, fees, allowances and other amounts actually received by the Company for reinsurance ceded pursuant to Other Reinsurance Agreements with respect to the Reinsured Policies during such period.
“Other Reinsurance Premiums” means, for any period, the aggregate amount of premiums paid by the Company pursuant to Other Reinsurance Agreements with respect to the Reinsured Policies during such period.
“Other Transaction Agreements” means, collectively, all of the Transaction Documents other than this Agreement.
“Parties” has the meaning ascribed thereto in the Preamble.
“Party” has the meaning ascribed thereto in the Preamble. “Payee” has the meaning ascribed thereto in Section 8.2(a).
“Person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity.
“Premiums” means premiums and considerations due or to become due, premiums deferred and uncollected, premium adjustments and any and all amounts or payments, including any and all policy fees, charges, reimbursements and similar amounts, which are or were held, received or collected by the Company, or which are now due or will become due from any source under or in connection with the Reinsured Policies, but not including Other Reinsurance Premiums.
“Premium Taxes” has the meaning ascribed thereto in Section 2.6(b)(i).

“Producer” means each Person, including salaried employees of the Company or its Affiliates, performing the duties of insurance producer, agency, managing general agent, third party administrator, broker, solicitor, adjuster, marketer, underwriter, wholesaler, distributor, producer or customer representative for the Company.
“Producer Agreements” means contracts between the Company and any Producer.
“Producer Payments” means any expense allowance, commission, override commission, service fee or other compensation payable by the Company to a Producer pursuant to a Producer Agreement in connection with any Reinsured Policy.
“Purchase Agreement” means that certain Purchase and Sale Agreement, dated as of April 30, 2013, by and among Athene Holding Ltd. and Commonwealth Annuity and Life Insurance Company.
“Qualified United States Financial Institution” means an institution that is (a) organized or, for a United States branch or agency office of a foreign banking organization, licensed under the laws of the United States or any state thereof and has been granted authority to operate with fiduciary powers and (b) regulated, supervised and examined by federal or state authorities having regulatory authority over banks and trust companies.
“RBC Ratio” means the ratio, as of the date of determination, of the Reinsurer’s “total adjusted capital” over its “company action level risk-based capital”, as such terms are defined and prescribed by requirements promulgated by the National Association of Insurance Commissioners and regulations adopted by the insurance regulatory authorities in the Reinsurer’s state of domicile, which are in effect as of such date, calculated as of the end of each calendar quarter, and using reserving methodologies and asset classifications that are in accordance with generally accepted statutory accounting principles and practices required or permitted by the National Association of Insurance Commissioners and the insurance regulatory authority in the Reinsurer’s state of domicile, consistently applied throughout the specified period and in the immediately prior comparable period; provided, that in the event there is a material change in the factors and formulae prescribed by the insurance regulatory authority in the Reinsurer’s state of domicile with respect to the components of and methodologies contained in such calculation, the Parties shall amend this Agreement to incorporate an alternate calculation that is reasonably equivalent to the components of and methodologies contained in the calculation of the Reinsurer’s RBC Ratio in effect as of the Effective Date within thirty (30) calendar days after the implementation of such change, and if the Parties cannot agree on any such alternative, the Reinsurer shall continue to calculate its RBC Ratio as if such material change had not occurred.
“Reinsurance Assets” has the meaning ascribed thereto in Section 2.3(a)(i).
“Reinsured Liabilities” means all gross liabilities and obligations, net of Other Reinsurance Benefits, to the extent such liabilities and obligations arise out of or relate to the Reinsured Policies, including payments of any such liabilities or obligations to any Governmental Entity, whether for tax withholding, escheat, unclaimed property or otherwise, and Extra Contractual Obligations, but excluding Net Retained Liabilities, any liabilities or obligations arising out of or relating to any Excluded Liabilities.
“Reinsured Policies” has the meaning ascribed thereto in Section 2.1.
“Reinsurer” has the meaning ascribed thereto in the Preamble.
“Reinsurer Indemnified Parties” has the meaning ascribed thereto in Section 11.1.
“Reinsurer’s Objection” has the meaning ascribed thereto in Section 10.1(a).
“Reinsurer’s Share” has the meaning ascribed thereto in Section 2.2.
“Reinsurer Termination Event” means any failure by the Company (or any successor by operation of law of the Company, including any receiver, liquidator, rehabilitator, conservator or similar Person of the Company) to pay any material amount due to the Reinsurer under this Agreement payable by the Company if such failure has not been cured within ninety (90) calendar days after receipt of written notice thereof from the Reinsurer.
“Reinsurer Termination Payment” has the meaning ascribed thereto in Section 9.5.
“Replacement Assets” has the meaning ascribed thereto in Section 4.1(c).
“Representatives” has the meaning ascribed thereto in Section 12.1.
“Required Balance” means, as of any date of determination, an amount equal to:
(a)    (i) the Reinsurer’s Share of the Statutory Reserves that would be required to be held by the Company with respect to the Reinsured Policies if this Agreement were not in effect, plus
(ii)    the Reinsurer’s Share of the Interest Maintenance Reserve attributable to the Reinsured Liabilities, plus
(iii)    the amount of any new Interest Maintenance Reserve that is created at the Effective Time as a direct result of the transactions contemplated by this Agreement, less
(iv)    the amount of outstanding policy loans on the Reinsured Policies (to the extent such policy loans constitute admitted assets under SAP, net of any unearned policy loan interest on such loans but including amounts of interest due and accrued with respect thereto), less
(v)    the net due and deferred Premiums on the Reinsured Policies, in each case, as of such date of determination and determined in accordance with SAP, consistently applied (to the extent SAP is applicable), plus

(b)    the Custody Account Ceding Commission Amount, plus
(c)    the Additional Security Amount.
“Review Period” has the meaning ascribed thereto in Section 10.1(a).
“SAP” means the statutory accounting principles and practices prescribed by the insurance regulatory authorities in the Company’s state of domicile.
“SPA” has the meaning ascribed thereto in the Purchase Agreement.
“SPA Adjusted Coinsurance Premium” shall have the meaning ascribed thereto in Section 2.3(a)(v).
“SPA Coinsurance Premium Adjustment” shall have the meaning ascribed thereto in Section 2.3(a)(v).
“SPA Coinsurance Premium Reconciliation Statement” shall have the meaning ascribed thereto in Section 2.3(a)(v).
“Statutory Book Value” means (a) with respect to assets held in the Trust Account, the carrying value of the subject asset or liability on the books of Ameritas for statutory statement purposes determined in accordance with the statutory accounting principles and practices prescribed by Ameritas’ state of domicile, consistently applied, and (b) with respect to any other asset, the carrying value of the subject asset or liability on the books of the Reinsurer for statutory statement purposes determined in accordance with the statutory accounting principles and practices prescribed by the Reinsurer’s state of domicile, consistently applied.
“Statutory Reserves” means, as of any date of determination, the gross statutory reserves (including deficiency reserves) and any additional policy-related liabilities that are required to be held by the Company with respect to the Reinsured Policies as of such date of determination, in each case, as determined in accordance with SAP, consistently applied, and reduced by credit for reinsurance taken by the Company in respect of the Reinsured Policies for Other Reinsurance as of such date of determination. In no event shall Statutory Reserves include additional actuarial reserves (as used in connection with SAP), if any, established by the Company as a result of its annual cash flow testing.
“Taxes” has the meaning ascribed thereto in the Purchase Agreement.
“Tax Returns” has the meaning ascribed thereto in the Purchase Agreement.
“Transaction Documents” has the meaning ascribed thereto in the Purchase Agreement.
“Transition Services Agreement” has the meaning ascribed thereto in the Recitals.
“Trust Account” has the meaning ascribed thereto the Trust Agreement.

“Trust Agreement” has the meaning ascribed thereto in the Recitals.
“UCC” has the meaning ascribed thereto in Section 2.10(c)(i).
“Unavailable Asset Amount” means an amount equal to the Statutory Book Value of the assets set forth on Annex A-2 as of the date such assets were sold or otherwise became unavailable to transfer under this Agreement.
“Unavailable Assets” means assets of the Company that are unavailable to be transferred as set forth on Annex A-2.
“Unresolved Items” has the meaning ascribed thereto in Section 10.1(b).
Section 1.2    Construction.
(a)    For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated.
(b)    Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.
(c)    For purposes of this Agreement, the term “including” means “including but not limited to.”
(d)    Whenever used in this Agreement, the masculine gender shall include the feminine and neutral genders.
(e)    All references herein to Articles, Sections, Subsections, Paragraphs, Exhibits, Annexes and Schedules shall be deemed references to Articles, Sections, Subsections and Paragraphs of, and Exhibits, Annexes and Schedules to, this Agreement, unless the context shall otherwise require.
(f)    Any reference herein to any statute, agreement or document, or any section thereof, shall, unless otherwise expressly provided, be a reference to such statute, agreement, document or section as amended, modified, restated, supplemented or otherwise changed (including any successor section) and in effect from time to time.
(g)    All terms defined in this Agreement shall have the defined meaning when used in any Schedule, Annex, Exhibit, certificate or other documents attached hereto or made or delivered pursuant hereto unless otherwise defined therein.
Article II
COINSURANCE
Section 2.1    Scope and Basis of Reinsurance. The reinsurance provided under this Agreement applies to all Indy Life Closed Block Policies that are (a) issued by the Company and in force as of the Effective Time, (b) reinsured by the Company under the terms of any Assumed

Reinsurance Agreement as of the Effective Time, and (c) reinstated by the Company in accordance with Section 5.4 hereof (collectively, the “Reinsured Policies”).
Section 2.2    Reinsuring Clause. Subject to the terms and conditions of this Agreement, the Company hereby cedes and the Reinsurer hereby reinsures on a coinsurance basis as of the Effective Time, 100% (the “Reinsurer’s Share”) of all Reinsured Liabilities.
Section 2.3    Transfer of Assets and Ceding Commission.
(a)    Coinsurance Premium.
(i)    On the Effective Date, the Company will pay to the Reinsurer an initial coinsurance premium that relates to the Reinsured Policies consisting of (1) assets that are listed and that have Fair Market Values (exclusive of accrued interest) set forth on Annex A-1 (the “Reinsurance Assets”), equal to the Reinsurer’s Share of the following amount: (A) (x) the Statutory Reserves held by the Company with respect to the Reinsured Policies, minus (y) the Unavailable Asset Amount, plus (B) the amount of any new Interest Maintenance Reserve that is created at the Effective Time as a direct result of the transactions contemplated by this Agreement divided by 65%, minus (C) the amount of outstanding policy loans on the Reinsured Policies (to the extent such policy loans constitute admitted assets under SAP, net of any unearned policy loan interest on such loans but including amounts of interest due and accrued with respect thereto), minus (D) the net due and deferred Premiums on the Reinsured Policies, plus (2) cash equal to the Interest Maintenance Reserve attributable to the Reinsured Liabilities divided by 65%, plus (B) the other liabilities set forth on the Life Reference Balance Sheet, minus the Additional Life Reference Balance Sheet Assets, plus (D) the Market Value of the Unavailable Assets, minus (E) the amount of accrued interest on the Reinsurance Assets, multiplied by the ratio of the aggregate Fair Market Value of the Reinsurance Assets, divided by the aggregate Statutory Book Value of the Reinsurance Assets, in the case of each of clauses (1)(A), (1)(C), (1)(D), (2)(A) and 2(D) determined in accordance with SAP, consistently applied, as of the Effective Time (such amount, the “Initial Coinsurance Premium”). For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, for purposes of calculating the Initial Coinsurance Premium, the term “Reinsured Policies” shall not include the portion of the policies from which Net Retained Liabilities, if any, arise. The Reinsurance Assets set forth in clause (1) will consist of assets having an aggregate Statutory Book Value on the Company’s books and records as of the Effective Time equal to the amount set forth in clause (1) of the Initial Coinsurance Premium without taking into account the amounts set forth in sub clause (1)(B) thereof.
(ii)    The amount of the Initial Coinsurance Premium paid on the Effective Date shall be determined on an estimated basis (the “Estimated Initial Coinsurance Premium”) as follows: (x) with respect to each of the items set forth in clauses (1)(A), (1)(C) and (1)(D) and (2)(A)-(C) and (2)(E) of the definition of “Initial Coinsurance Premium” the portion of the Estimated Initial Coinsurance Premium attributable to such items shall be equal to the respective amounts set forth on the Life Reference Balance Sheet; and (y) with respect to the item set forth in clauses (1)(B) and (2)(D) of the definition of “Initial

Coinsurance Premium” the portion of the Estimated Initial Coinsurance Premium attributable to such item shall be determined by the Company in good faith and in a manner consistent with the principles governing the preparation of the Life Reference Balance Sheet on an estimated basis as of the date that is three (3) Business Days prior to the Effective Date.
(iii)    On the Effective Date, the Company shall deliver to the Reinsurer a statement setting forth (A) the amount of the Estimated Initial Coinsurance Premium, determined as of the date that is three (3) Business Days prior to the Effective Date, and the final list of Reinsurance Assets on Annex A-1 and the Unavailable Assets on Annex A-2, and will include the Fair Market Value of the Reinsurance Assets and the Unavailable Assets, determined as of the date that is three (3) Business Days prior to the Effective Date.
(iv)    No later than fifty (50) Business Days after the Effective Date, the Company shall deliver to the Reinsurer a statement (the “Initial Coinsurance Premium Reconciliation Statement”) prepared in good faith by the Company, in the same form as, and using the same principles that govern, the Life Reference Balance Sheet, setting forth, as of the Effective Date, (1) the calculation of each of the items set forth in clauses (1)(A)-(D) and (2)(A)-(E) of the definition of the “Initial Coinsurance Premium” (such amount, the “Actual Initial Coinsurance Premium”) and (2) the Fair Market Value of the Reinsurance Assets as of the Effective Date. The “Initial Coinsurance Premium Adjustment” shall be equal to the following amount (whether positive or negative): (A) the difference (whether positive or negative) between the Actual Initial Coinsurance Premium minus the Estimated Initial Coinsurance Premium, minus (B) the difference (whether positive or negative) between the Fair Market Value of the Reinsurance Assets on the Effective Date minus the Fair Market Value of the Reinsurance Assets determined in connection with the calculation of the Estimated Initial Coinsurance Premium pursuant to Section 2.3(a)(i). If the Initial Coinsurance Premium Adjustment is positive, then the Company shall pay to the Reinsurer an amount of cash equal to the Initial Coinsurance Premium Adjustment within five (5) Business Days after the Initial Coinsurance Premium Adjustment is finalized pursuant to Section 10.1, together with an amount of interest on the Initial Coinsurance Premium Adjustment at the Applicable Rate, calculated on the basis of a 360-day year for the actual number of days elapsed, accrued from the Effective Date until, but not including, the date of payment. If the Initial Coinsurance Premium Adjustment is negative, then the Reinsurer shall pay to the Company an amount of cash equal to the absolute value of the Initial Coinsurance Premium Adjustment within five (5) Business Days after the Initial Coinsurance Premium Adjustment is finalized pursuant to Section 10.1, together with an amount of interest on the Initial Coinsurance Premium Adjustment at the Applicable Rate, calculated on the basis of a 360-day year for the actual number of days elapsed, accrued from the Effective Date until, but not including, the date of payment.
(v)    No later than thirty (30) Business Days following any final adjustments to the Purchase Price (as defined in the SPA) in accordance with Annex C of the SPA, the Company shall deliver to the Reinsurer a statement (the “SPA Coinsurance Premium Reconciliation Statement”) prepared in good faith by the Company, in the same form as, and using the same principles that govern, the Life Reference Balance Sheet, setting forth, as of the Effective Date, (1) the calculation of each of the items set forth in clauses (1)(A)-(D) and (2)(A)-(E) of the definition in each of the “ Initial Coinsurance Premium” (such amount, the “SPA Adjusted Coinsurance Premium”) and (2) the Fair Market Value of the Reinsurance Assets as of the Effective Date. The “SPA Coinsurance Premium Adjustment” shall be equal to the following amount (whether positive or negative): (A) the difference (whether positive or negative) between the SPA Adjusted Coinsurance Premium minus the Actual Initial Coinsurance Premium, minus (B) the difference (whether positive or negative) between the Fair Market Value of the Reinsurance Assets determined in connection with the calculation of the SPA Adjusted Coinsurance Premium minus the Fair Market Value of the Reinsurance Assets determined in connection with the calculation of the Actual Initial Coinsurance Premium. If the SPA Coinsurance Premium Adjustment is positive, then the Company shall pay to the Reinsurer an amount of cash equal to the SPA Coinsurance Premium Adjustment within five (5) Business Days after the SPA Coinsurance Premium Adjustment is finalized pursuant to Section 10.1, together with an amount of interest on the SPA Coinsurance Premium Adjustment at the Applicable Rate, calculated on the basis of a 360-day year for the actual number of days elapsed, accrued from the Effective Date until, but not including, the date of payment. If the SPA Coinsurance Premium Adjustment is negative, then the Reinsurer shall pay to the Company an amount of cash equal to the absolute value of the SPA Coinsurance Premium Adjustment within five (5) Business Days after the SPA Coinsurance Premium Adjustment is finalized pursuant to Section 10.1, together with an amount of interest on the SPA Coinsurance Premium Adjustment at the Applicable Rate, calculated on the basis of a 360-day year for the actual number of days elapsed, accrued from the Effective Date until, but not including, the date of payment.
(vi)    The Initial Coinsurance Premium Adjustment and the SPA Coinsurance Premium Adjustment shall be paid in cash, but shall be calculated as though such adjustments were payable by transferring a combination of cash and assets having the same ratio of Fair Market Value to Statutory Book Value as the Reinsurance Assets on the Effective Date.
(b)    Ceding Commission. In consideration of the reinsurance ceded hereunder, on the Effective Date, the Company shall pay a ceding commission to the Reinsurer equal to $[Redacted] (the “Ceding Commission”).
Section 2.4    Net Retained Liabilities.
(a)    The Company shall be solely responsible for, and the Reinsurer will cooperate reasonably to obtain all waivers and consents necessary in order to reinsure 100% of the Net Retained Liabilities under this Agreement. The Company and the Reinsurer, at the Company’s reasonable instruction, shall each use their reasonable best efforts in the context of current market conditions to obtain any such waivers and consents (it being understood that the Company’s and the Reinsurer’s executive officers shall, to the extent reasonably appropriate, be personally engaged in that process) and promptly advise the other Party of any communications with respect to any such waivers and consents. All correspondence from the Reinsurer to any Person from whom such a waiver or consent is sought shall be in a form approved by the Company. The Company shall effect any such action with respect to such waivers and consents, including sending correspondence requesting such waivers and consents. To the extent that after the Effective Time, any written waivers or consents are obtained to reinsure a Net Retained Liability in respect of an Indy Life Closed Block Policy under the terms of this Agreement or the Parties otherwise agree in writing that any such waivers or consents shall not be required as a condition to coverage of such Indy Life Closed Block Policy hereunder, then the liability and obligation pertaining to such Indy Life Closed Block Policy shall no longer be deemed a Net Retained Liability for purposes of this Agreement and the liability and obligation pertaining to such Indy Life Closed Block Policy shall be reinsured hereunder effective as of the date of such written consent, waiver or agreement by the Parties, as applicable.
(b)    With respect to any such written waiver or consent that is obtained or any such other agreement between the Parties that any such waivers or consents shall not be required as a condition to coverage hereunder, in each case, after the Effective Date:
(i)    the Company shall pay the Reinsurer an amount of cash equal to the Net Retained Liability Reserve Transfer Amount with respect to such Net Retained Liability for which waiver or consent was obtained or with respect to which the Parties agreed did not require a consent or waiver as a condition to coverage hereunder;
(ii)    the Company shall deliver to the Reinsurer a statement setting forth the Company’s good faith calculation of the difference (whether positive or negative) between (x) the aggregate amount of the premiums and considerations, premium adjustments and any and all amounts or payments, including any and all policy fees, charges, reimbursements, reinsurance recoverables and similar amounts, received or collected by the Company in respect of the portion of the Indy Life Closed Block Policies from which the relevant Net Retained Liabilities arise during the period following the Effective Date and prior to the date on which such waiver or consent was obtained or with respect to which the Parties agreed such waiver or consent was not required as a condition to coverage hereunder (the “Net Retained Liabilities Adjustment Period”); and (y) the aggregate amount equal to the obligations, including any and all death claims, cash surrender benefits, policyholder dividends, reinsurance premiums, commissions and similar amounts, arising out of or relating to the portion of the Indy Life Closed Block Policies from which the relevant Net Retained Liabilities arise (including Extra Contractual Obligations) incurred by the Company during the Net Retained Liabilities Adjustment Period. If such amount is positive, then such amount shall be due to be paid the Company by the Reinsurer, and if such amount is negative, then such amount shall be due to be paid to the Reinsurer by the Company, in each case, together with an amount of interest on such payment at the Applicable Rate, calculated on the basis of a 360-day year for the actual number of days elapsed, accrued from the Effective Date until, but not including, the date of payment.
(iii)    The payment of the amounts in clauses (i) and (ii) shall be reflected in the Net Settlement for the month in which such consent or waiver was obtained and paid in accordance with Section 6.2.

(c)    For the avoidance of doubt, prior to obtaining any such required written consents or waivers, or the making of any such written agreement, the portion of each Indy Life Closed Block Policy from which Net Retained Liabilities arise shall not be deemed to constitute a Reinsured Policy for purposes of this Agreement; provided that the Reinsurer shall provide administrative services with respect to any Net Retained Liabilities (and the associated Indy Life Closed Block Policies) pursuant to the Administrative Services Agreement. Except as otherwise contemplated by this Section 2.4, the Company shall bear the cost of obtaining any waivers or consents to reinsure a Net Retained Liability.
(d)    Until 100% of the Net Retained Liabilities have been reinsured under this Agreement, the Net Settlement for each month shall reflect an adjustment to the Ceding Commission calculated by reference to the then-current amount of the Net Retained Liabilities in accordance with Annex C.
Section 2.5    Producer Payments.
(a)    Subject to the Transition Services Agreement, the Reinsurer hereby assumes any and all liabilities and obligations of the Company to make, and agrees that it shall be financially responsible for, all Producer Payments owed from and after the Effective Time that are due in respect of premiums collected and received with respect to the Reinsured Policies. The Company hereby designates the Reinsurer as “paying agent” to make such Producer Payments directly to the applicable Producers from and after the Effective Date (except to the extent that AUSA or its Affiliates are making such Producer Payments pursuant to the Transition Services Agreement). The Company shall act at the Reinsurer’s written direction and expense to exercise all rights of the Company relating to the Reinsured Policies under the terms of the Producer Agreements, including any rights to suspend or terminate Producer Payments to such Producers for any reason or cause set forth in the Producer Agreements, in each case only to the extent such rights thereunder relate to the Reinsured Policies; provided, however, that the Reinsurer shall indemnify and hold harmless the Company for Losses arising out of any such action so requested by the Reinsurer.
(b)    As part of the Net Settlement, the Reinsurer shall pay to the Company from Producer Payments due to a Producer aggregate amounts equal to the agent debit balances, commission claw-backs, agent advances and agent loans maintained by the Company with respect to the applicable Producer and identified by the Company, provided that the Reinsurer shall no longer be required to pay such an amount in respect of any balance, claw-back, advance or loan that it acquires from the Company. The Reinsurer shall not be required to pay any such amounts paid to the Company under this Section 2.5(b) to a Producer pursuant to Section 2.5(a).
Section 2.6    Guaranty Fund Assessments and Premium Taxes.
(a)    Guaranty Funds Assessments. In the event the Company is required to pay an assessment on or after the Effective Date in respect of the Reinsured Policies to any insurance guaranty, insolvency or other similar fund maintained by any jurisdiction, the portion, if any, of such assessment related to such Reinsured Policies shall be reimbursed by the Reinsurer as part of the applicable monthly settlement pursuant to Section 6.2. To the extent there is any recovery of any such assessment paid by the Reinsurer, the Company shall promptly pay the Reinsurer’s Share of such recovery to the Reinsurer.
(b)    Premium Taxes.
(i)    The Reinsurer shall pay to the Company a provision for premium taxes and other charges, fees, taxes and assessments, including retaliatory taxes (collectively, “Premium Taxes”), incurred or imposed on or after the Effective Date in connection with premiums written or received under the Reinsured Policies. The provision for Premium Taxes shall be estimated at 1.8% of premiums received under the Reinsured Policies, as calculated on a monthly basis, and shall be paid by the Reinsurer to the Company as part of the monthly settlement pursuant to Section 6.2 and adjusted annually to an actual rate for each year as part of the monthly settlement pursuant to Section 6.2 for the second calendar month of the following year, with such monthly settlement to reflect the difference between actual Premium Taxes in respect of the Reinsured Policies (after giving effect to any offsets for guaranty fund assessments reimbursed by the Reinsurer pursuant to Section 2.6(a)) and estimated Premium Taxes.
(ii)    Each Party shall promptly notify the other in writing upon receipt by it or any of its Affiliates of notice of any pending or threatened Action related to any Premium Taxes or any Tax Returns filed in connection with such Premium Taxes.
(iii)    The Company shall have the right to control the conduct of any Action related to any Premium Taxes or any Tax Returns filed in connection with such Premium Taxes, and to employ counsel of the Company’s choice; provided, that the Reinsurer shall be permitted, at the Reinsurer’s expense, to be present at, and to participate in, any Action related to Premium Taxes. Notwithstanding such control, the Company shall not settle, either administratively or after the commencement of litigation, any claim for Premium Taxes without the consent of the Reinsurer, which consent shall not be unreasonably withheld or delayed. The Parties shall furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the preparation for any Premium Tax audit or other Action related to Premium Taxes, and the prosecution or defense of any Action related to any Premium Taxes or any Premium Tax Returns filed in connection with such Premium Taxes. The Parties shall reasonably cooperate with each other in the conduct of any Action related to any Premium Taxes. Any information obtained under this Section 2.6(b)(iii) shall be kept confidential, except as otherwise reasonably may be required in connection with the filing of Premium Tax Returns or claims for Premium Tax refunds or in conducting any Action related to Premium Taxes.
Section 2.7    Other Reinsurance. This Agreement is written on a “gross” basis and thus the costs and benefits of Other Reinsurance inuring on the Reinsured Policies are intended to be borne by the Reinsurer. Other Reinsurance with respect to the Reinsured Policies shall be deemed to be inuring to the Reinsurer’s benefit for all purposes of this Agreement and shall be accounted for herein such that the Reinsurer participates in the Reinsurer’s Share of any premiums, benefits, recoveries, ceding or expense allowances, other allowances and other adjustments as such amounts and such risks are paid, received or otherwise collected by the Company with respect to such Other

Reinsurance, it being understood that the Reinsurer shall bear all risk of collecting third party reinsurance (except as otherwise provided in Section 3.2(c)). Risks under the terms of any agreement of Other Reinsurance as shall be terminated or recaptured with the Reinsurer’s prior written consent shall be ceded automatically hereunder to the Reinsurer without any further action required, subject to the receipt by the Reinsurer of the Reinsurer’s Share of any reserve transfer or similar transfer or settlement amount received by the Company from the applicable third party reinsurer. In connection with any such termination or recapture with the Reinsurer’s prior written consent, the Reinsurer shall pay the Reinsurer’s Share of any resulting special transfer or recapture fee incurred by the Company. The Company covenants that absent the prior written consent of the Reinsurer, the Company shall not enter into any new or change any existing reinsurance cession with respect to any of the Reinsured Policies.
Section 2.8    Policy Changes and Non-Guaranteed Elements.
(a)    Policy Changes. The Company agrees that it shall not make any changes in the provisions and conditions of a Reinsured Policy or an Assumed Reinsurance Agreement except with the Reinsurer’s prior written consent or to the extent that any change to the terms of any Reinsured Policy is required by Applicable Law. To the extent a change is required by Applicable Law, the Company shall, within a reasonable period of time prior to effecting such change, provide reasonably detailed written notice to the Reinsurer describing the nature of such change and the reasons for making such change. The Company shall also afford the Reinsurer, at the Reinsurer’s expense, the opportunity, to the extent reasonably practicable, to object to such change under applicable administrative procedures.
(b)    Non-Guaranteed Elements. The Company will be responsible for determining the cost of insurance charges, loads and expense charges, credited interest rates, mortality and expense charges, administrative expense risk charges and policyholder dividends, as applicable, under the Reinsured Policies (“Non-Guaranteed Elements”); provided, that the Reinsurer may provide written recommendations regarding the Non‑Guaranteed Elements to the Company and, provided that such recommendations comply with the written terms of the Indy Life Closed Block Policies, Applicable Law and Actuarial Standards of Practice promulgated by the Actuarial Standards Board governing redetermination of non-guaranteed charges, if the Company does not follow such recommendations, then, the Company shall indemnify and hold harmless the Reinsurer for Losses arising out of the Company’s failure to follow the recommendations of the Reinsurer. The Company may not change the Non-Guaranteed Elements without the Reinsurer’s prior written consent.
Section 2.9    Ownership of Premiums. Payment of Premiums to the Reinsurer, as Administrator pursuant to the Administrative Services Agreement, by or on behalf of a policyholder shall be deemed received by the Company. All monies, checks, drafts, money orders, postal notes and other instruments that may be received after the Effective Date by the Company for premiums, fees or other payments on or in respect of the Reinsured Policies shall be held in trust by the Company for the benefit of the Reinsurer and shall be immediately transferred and delivered to the Reinsurer, and any such instruments when so delivered shall bear all endorsements required to effect the transfer of same to the Reinsurer. The Reinsurer is hereby authorized to endorse for payment to the Reinsurer any such checks, drafts, money orders and other instruments pertaining to the Reinsured Policies that are payable to, or to the order of, the Company and received by the Reinsurer under this Agreement. As between the Parties, the Reinsurer shall be deemed owner of all such payments.
Section 2.10    Assignment; Security Interest.
(a)    The Company hereby assigns, transfers and conveys to the Reinsurer, effective as of the Effective Time, all of Company’s right, title and interest (legal, equitable or otherwise), if any, (i) under the Reinsured Policies to receive principal and interest paid on policy loans and (ii) in and to the Premiums, fees and other payments due or made on or after the Effective Date under the Reinsured Policies. The Reinsurer and the Company hereby agree that, in connection with any termination of this Agreement, all of the Reinsurer’s right, title and interest (legal, equitable or otherwise) in and to the items set forth in (i) and (ii) above shall be immediately assigned, transferred and conveyed to the Company without any further action by the Parties. Each Party, as reasonably requested by the other from time to time, shall take all reasonably appropriate action and execute any reasonably necessary and appropriate additional documents, instruments or conveyances of any kind which may be reasonably necessary to carry out the provisions of this Section 2.10(a).
(b)    The Parties intend that at all times prior to the termination of this Agreement the Company’s assignment pursuant to Section 2.10(a) to be a present assignment of all of the Company’s rights, title and interest and not an assignment as collateral. However, to the extent that such assignment is not recognized as a present assignment, is not valid or is recharacterized as a pledge rather than a lawful conveyance to the Reinsurer, the Company does hereby bargain, sell, convey, assign and otherwise pledge to the Reinsurer, and grant a first priority security interest to the Reinsurer in, all of the Company’s right, title and interest (legal, equitable or otherwise), if any, (i) under the Reinsured Policies to receive principal and interest paid on policy loans and (ii) in and to all Premiums, fees and other payments due or made on or after the Effective Date under the Reinsured Policies (collectively, the “Collateral”) to secure all of the Company’s obligations under this Agreement.
(c)    Upon the failure of the Company to fully perform any of its material obligations under this Agreement, including Sections 6.2 and 9.5, which failure is not caused by the Reinsurer as Administrator and remains uncured ten (10) calendar days after written notice thereof is received by the Company, the Reinsurer shall have, in addition to all other rights under this Agreement or under Applicable Law, the following rights:
(i)    the right to exercise all rights and remedies granted a secured party under the Uniform Commercial Code, as said code has been enacted in the State of Iowa or any other applicable jurisdiction (the “UCC”), as though all the Collateral constituted property subject to a security interest under Article 9 thereof;
(ii)    the right to set off against any of the Collateral any amounts owed by the Company to the Reinsurer;

(iii)    the right to attorneys’ fees incurred in connection with the enforcement of this Agreement or in connection with the disposition of the Collateral; and
(iv)    the right to dispose of the Collateral, subject to commercial reasonableness.
(d)    This Section 2.10 is being included in this Agreement to ensure that, if an insolvency or other court determines that, notwithstanding the provisions of this Agreement, including Sections 2.1, 2.2, 2.3, 2.9, 6.2 and 12.1, and the intent of this Agreement, the Company retained ownership of or any rights in the Collateral, the Reinsurer’s rights to the Collateral are protected with a first priority, perfected security interest, and it is the intent of the Parties that this Section 2.10 be interpreted as such.
(e)    At or prior to the Effective Time, the Company shall file, and the Reinsurer is authorized to file, any and all financing statements reasonably requested by the Reinsurer in order to perfect the Reinsurer’s right title and interest under Article 9 of the UCC in and to the Collateral, and the Company shall do such further acts and things as Reinsurer may reasonably request in order that the security interest granted hereunder may be maintained as a first priority perfected security interest; provided, that the Reinsurer shall be required to bear all out-of-pocket costs and expenses (including reasonable attorney’s fees) incurred by the Company in connection with any such action or other thing requested by the Reinsurer.
Section 2.11    Reserved.
Section 2.12    Interest Maintenance Reserve. Set forth on Schedule 2.12 is the Reinsurer’s Share of the existing Interest Maintenance Reserve attributable to the Reinsured Liabilities and the amount of the new Interest Maintenance Reserve that is created at the Effective Time as a direct result of the transactions contemplated by this Agreement. The entirety of such Interest Maintenance Reserve shall be calculated by the Company and ceded to and held by the Reinsurer, and shall be amortized as set forth on Schedule 2.12. The Company shall have no obligation to establish any such Interest Maintenance Reserve.
Article III
REINSURANCE LIABILITY
Section 3.1    Reinsurance Liability. The reinsurance by the Reinsurer of the Reinsured Policies is subject to the same rates, conditions, limitations and restrictions as the insurance under the Reinsured Policies written by the Company on which the reinsurance is based. The liability of the Reinsurer hereunder on the terms described herein begins as of the Effective Time and, subject to Article IX hereof, the liability of the Reinsurer on any Reinsured Policy will terminate as and when all liability of the Company with respect to such Reinsured Policy terminates.
Section 3.2    Other Reinsurance.
(a)    The Company agrees that other than as provided expressly in this Agreement, it shall take any actions reasonably requested by the Reinsurer to maintain in full force and effect each of the Other Reinsurance Agreements and to perform fully each of its obligations thereunder. The Company may not modify, amend, terminate or recapture any Other Reinsurance Agreement or waive any of its rights under any such agreement without the Reinsurer’s prior written consent and shall fully enforce, at the expense of the Reinsurer, all of its rights thereunder, including, at the Reinsurer’s request, requiring the collateralization by the third party reinsurer of reserve balances and other amounts thereunder. With the Reinsurer’s prior written consent, the Company may exercise any right it may have to recapture risks ceded thereby under any of the Other Reinsurance Agreements or to otherwise terminate any such agreement and shall, at the Reinsurer’s instruction and expense, effect any such action with respect to the management or administration of the Other Reinsurance as the Reinsurer shall reasonably request, including termination or recapture, as may be available under or with respect to the terms of any Other Reinsurance Agreement; provided, however, that the Reinsurer shall indemnify and hold harmless the Company for Losses arising out of any such action so requested by the Reinsurer. Subject to the terms and conditions of the Administrative Services Agreement, the Company agrees that it shall, at the direction and at the cost and expense of the Reinsurer (including any reasonable out-of-pocket expenses incurred by the Company), pursue commercially reasonable management and collection efforts with respect to the Other Reinsurance and, in general, will reasonably cooperate with the Reinsurer in the management of the Other Reinsurance.
(b)    Following the Effective Date, at the Reinsurer’s expense and reasonable request, the Company shall cooperate with the Reinsurer and shall use its reasonable best efforts in the context of current market conditions to novate any Other Reinsurance from the Company to the Reinsurer or a designated Affiliate of the Reinsurer. The Parties shall promptly advise each other of any communications with respect to any such proposed novation. All correspondence from either the Company or the Reinsurer to any reinsurer under Other Reinsurance in connection with any such proposed novation shall be in a form approved by the other Party; provided that any such approval shall not be unreasonably withheld, conditioned or delayed. At the Reinsurer’s instruction and at the Reinsurer’s cost and expense (including any reasonable out-of-pocket expenses incurred by the Company), the Company shall effect any such action with respect to any such proposed novation as the Reinsurer shall reasonably request, including sending correspondence requesting that an Other Reinsurance Agreement be novated to the Reinsurer or a designated Affiliate of the Reinsurer in a form approved by the Reinsurer; provided, however, that the Reinsurer shall indemnify and hold harmless the Company for Losses arising out of any such action so requested by the Reinsurer.
(c)    The recoverability of the Other Reinsurance from reinsurers shall be at the risk of and for the account of the Reinsurer; provided, that to the extent the Other Reinsurance became unrecoverable (in accordance with the Company’s ordinary-course evaluation and statutory accounting treatment) prior to the Effective Time, the recoverability of such amounts shall be borne by the Company. The Company agrees that whenever an Other Reinsurance Agreement provides the Company with a right of set-off, the Company shall exercise such right of set-off in the event that amounts are due and unpaid from the Reinsurer. The Company shall have no obligation to pursue any claims it may have for indemnification to which it may be entitled in connection with the Other Reinsurance unless requested to do so by the Reinsurer and at the cost and expense of the Reinsurer (including reasonable out-of-pocket expenses incurred by the Company). In no event shall any such right to indemnification reduce the Reinsurer’s responsibility for the risk of all Other Reinsurance. The Reinsurer shall indemnify and hold harmless the Company for Losses arising out of any such action so requested by Reinsurer.
Section 3.3    Disclaimer. The Company has no duties, whether express or implied, including the duty of utmost good faith and other similar duties, which the Company expressly disclaims, and makes no representations or warranties to the Reinsurer, other than those expressly contained in this Agreement. The Reinsurer has no duties, whether express or implied, including the duty of utmost good faith and other similar duties, which the Reinsurer expressly disclaims, and makes no representations or warranties to the Company, other than those expressly contained in this Agreement.
Section 3.4    Reinsurance Assets. The Reinsurer covenants that it will comply with Applicable Law with respect to the assets supporting the Reinsured Liabilities, including managing the assets in accordance with the requirements of Applicable Law.
Article IV
CERTAIN FINANCIAL PROVISIONS
Section 4.1    Provision of Security by the Reinsurer.
(a)    On the Amendment Effective Date, the Reinsurer, the Company and Ameritas will enter into the Trust Agreement.
(b)    The Reinsurer shall maintain, or cause to be maintained, cash and assets in the Custody Account and the Trust Account, having a combined Statutory Book Value, determined in good faith by the Reinsurer on a quarterly basis, to be not less than the Required Balance. The Required Balance and the Statutory Book Value of any assets held in the Custody Account with respect to this Agreement shall be calculated by the Reinsurer as of the last day of each calendar quarter pursuant to this Agreement and the Statutory Book Value of any assets held in the Trust Account shall be calculated by Ameritas as of the last day of each calendar quarter pursuant to the Ameritas Coinsurance Agreement, and the Reinsurer shall provide a certification with respect to such valuation, including the Statutory Book Value and Fair Market Value of all such assets (both on an asset-by-asset basis and a cumulative basis), to the Company within thirty (30) days after the end of such quarter. If the amount of cash plus the Statutory Book Value of assets held in the Custody Account with respect to this Agreement and the Trust Account as of any quarter end is less than the Required Balance as of such quarter end, the Reinsurer shall within five (5) Business Days after such determination is made make such further deposits to the Custody Account or Trust Account, as are required in order to restore the Required Balance as of such quarter end. If the amount of cash plus the Statutory Book Value of assets held in the Custody Account with respect to this Agreement and the Trust Account as of any quarter end is greater than the Required Balance as of such quarter end, the Reinsurer may provide notice to the Company of its desire to withdraw assets from the Custody Account, specifying the amount and type of assets to be withdrawn. Within five (5) Business Days following its delivery of such notice to the Company, the Reinsurer may withdraw such assets from the Custody Account in excess of the amount necessary to maintain such Required Balance as of the applicable quarter end in accordance with the requirements set forth in the Custody Agreement. Any disputes by the Company of the amount of the Required Balance or the valuation of any asset deposited in the Custody Account pursuant to this Section 4.1 shall be resolved in accordance with Section 10.2. Upon resolution of any such dispute in accordance with Section 10.2, either (A) the Reinsurer shall cause to be deposited additional assets within two (2) Business Days following such resolution, such that following any such deposit, the amount of cash plus the Statutory Book Value of the assets held in the Custody Account with respect to this Agreement and the Trust Account is sufficient to maintain the Required Balance as of the applicable quarter end; or (B) the Reinsurer may withdraw assets from the Custody Account in accordance with this Section 4.1(b), such that following any such withdrawal, the amount of cash plus the Statutory Book Value of the assets held in the Custody Account with respect to this Agreement and the Trust Account is sufficient to maintain the Required Balance as of the applicable quarter end. Unless otherwise agreed upon in writing by the Company, the Reinsurer shall maintain the Custody Account until all obligations of the Reinsurer under this Agreement have been fully satisfied, as determined by the Company in its sole discretion.
(c)    The Company and the Reinsurer agree that the assets maintained in (i) the Custody Account may be withdrawn by the Company only after a default by the Reinsurer in the performance of its monetary obligations hereunder that is not being disputed by the Reinsurer in good faith, which undisputed payment default has not been cured by the Reinsurer within five (5) Business Days following its receipt of a written notice thereof delivered by the Company or (ii) the Trust Account may be withdrawn by the Company only (A) to the extent that an amount owed to the Reinsurer under the Ameritas Coinsurance Agreement is being disputed by Ameritas, (B) such amount, arising from the same obligation, is owed to the Company under this Agreement and (C) the payment of such amount to the Company is not being disputed by the Reinsurer in good faith under this Agreement. The amount of any such withdrawal in excess of amounts then due to the Company hereunder shall be deemed maintained in trust for the benefit of the Reinsurer and promptly returned to the Custody Account or the Trust Account, as applicable. Upon prior written notice to the Company, the Reinsurer shall have the right to substitute or exchange assets maintained in the Custody Account in accordance with the requirements set forth in the Custody Agreement (such substituted or exchanged assets, the “Replacement Assets”); provided that (i) the aggregate Statutory Book Value of such Replacement Assets that are deposited in or credited to the Custody Account shall be at least equal to the aggregate Statutory Book Value of the assets being removed from the Custody Account, (ii) the ratio of the aggregate Fair Market Value of the non-cash Replacement Assets to the aggregate Statutory Book Value of the non-cash Replacement Assets shall be the same as or greater than the ratio of the aggregate Fair Market Value of the non-cash assets being removed from the Custody Account to the aggregate Statutory Book Value of the non-cash assets being removed from the Custody Account immediately prior to such substitution, (iii) the Replacement Assets shall be deposited in the Custody Account prior to or simultaneously with the removal of assets from the Custody Account in connection with any such substitution or exchange and (v) the Reinsurer shall not make any substitutions under this Section 4.1(c) if it is in default under any other provision of this Agreement.

(d)    As of the date of the transfer of any assets to the Custody Account after the Effective Date, the Reinsurer will have good and marketable title to all such assets transferred by it to the Custody Account, all assets transferred by the Reinsurer after the Effective Date to the Custody Account shall be transferred free and clear of any liens other than interests of nominees, custodians or similar intermediaries, and the Reinsurer will not create, incur, assume or permit any lien or other encumbrance on any of the assets held in the Custody Account, or on any interest therein or on any of the proceeds thereof, other than interests of nominees, custodians or similar intermediaries.
(e)    The Reinsurer shall notify the Company in writing of any payment default occurring as to any asset in the Custody Account promptly after the Reinsurer receives notice of such default. In the event the Reinsurer determines that a delinquency of a timely payment in regard to any of the assets in the Custody Account has occurred, the Reinsurer shall inform the Company of such delinquency promptly upon such determination.
(f)    Assets in the Custody Account or the Trust Account, as applicable, may be withdrawn and applied by the Company or any successor of the Company without diminution because of insolvency on the part of the Company or the Reinsurer only for the following purposes:
(i)    to pay to the Company any amount due to be paid out of the Custody Account or the Trust Account, as applicable, as part of the Reinsurer Termination Payment to the extent such amount is not being disputed by the Reinsurer in good faith;
(ii)    to pay any portion of the Net Settlement due to be paid to the Company from the Custody Account or the Trust Account, as applicable, in accordance with Section 6.2(b) to the extent such portion is not being disputed by the Reinsurer in good faith; or
(iii)    to pay or reimburse the Company for any other amounts due but not yet recovered from the Reinsurer under this Agreement in order to satisfy liabilities under the Reinsured Policies to the extent such amounts are not being disputed by the Reinsurer in good faith.
For the avoidance of doubt, any amounts referred to above that are not the subject of a good faith dispute may be withdrawn and applied for the purposes provided above.
(g)    The Reinsurer shall not amend, restate, modify, supplement, assign, terminate, hypothecate, subordinate, discharge or otherwise alter or waive, or consent to amendment, restatement, modification, supplementation, assignment, termination, hypothecation, subordination, dischargement or other alteration or waiver of the Custody Agreement without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.
(h)    The Reinsurer shall not amend, restate, modify, supplement, assign, terminate, hypothecate, subordinate, discharge or otherwise alter or waive, or consent to amendment, restatement, modification, supplementation, assignment, termination, hypothecation, subordination, dischargement or other alteration or waiver of the Trust Agreement, in each case, in any way that would materially and adversely affect the rights of the Company thereunder without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.
Section 4.2    Credit for Reinsurance. If at any time during the term of this Agreement, an event occurs that would give the Company the right to terminate this Agreement pursuant to Section 9.3 or the Reinsurer fails to hold and maintain all licenses, permits and authorities required under Applicable Law to enable the Company to receive statutory reserve credit for the reinsurance ceded to the Reinsurer hereunder in the Company’s state of domicile, at the Company’s option either (a) the Company shall terminate this Agreement pursuant to Section 9.3 or (b) the Reinsurer and the Company shall for a period of 30 (thirty) Business Days following such failure, use reasonable best efforts to novate the Reinsurer’s rights and obligations under the Ameritas Coinsurance Agreement to the Company; provided, however that if, after such 30 (thirty) Business Day period (or such longer period as may be agreed upon in good faith by the Parties), an agreement has not been reached with respect to such novation, the Reinsurer shall, at its sole expense, establish and maintain security in the form of letters of credit, assets held in a reinsurance trust, funds withheld arrangement or a combination thereof in a manner that meets all Applicable Laws regarding credit for reinsurance, so as to permit the Company to receive full statutory reserve credit for the reinsurance ceded to the Reinsurer hereunder in the Company’s state of domicile.
Section 4.3    RBC Reports.
(a)    Within forty-five (45) calendar days following the end of the first three calendar quarters of each year during the term of this Agreement, the Reinsurer shall provide to the Company a report of its RBC Ratio as of the end of such calendar quarter, as estimated in good faith by the Reinsurer.
(b)    Within five (5) Business Days of the submission by the Reinsurer to the insurance department of its domiciliary state of a report of its risk-based capital levels as of the end of the previous calendar year, but in no event later than 60 days following the end of each calendar year, the Reinsurer shall provide to the Company written certification of its RBC Ratio as of the end of such calendar year.
Article V
PLAN OF REINSURANCE
Section 5.1    Plan. Reinsurance under this Agreement is on a 100% coinsurance basis and is subject to the terms and conditions of the original policy forms for the Reinsured Policies and any amendments thereto in effect as of the Effective Date.
Section 5.2    Follow the Fortunes. The Reinsurer’s liability under this Agreement shall commence on the Effective Date, and all reinsurance with respect to which the Reinsurer shall be liable by virtue of this Agreement shall be subject in all respects to the same risks, terms, rates, conditions, interpretations, assessments, waivers, proportion of premiums paid to, and reinsurance recoveries benefiting, the Company with respect to the Reinsured Liabilities and the Reinsured Policies, the true intent of this Agreement being that the Reinsurer shall follow the fortunes of the Company with respect to the Reinsured Liabilities and Reinsured Policies.
Section 5.3    Reductions and Terminations. Reinsurance amounts are calculated in terms of coverages on a “per policy” basis. If the coverage of any Reinsured Policy on an insured is reduced or terminated, reinsurance under this Agreement on such Reinsured Policy will be equally reduced or terminated.
Section 5.4    Reinstatements. Reinsured Policies ceded under this Agreement shall include any Indy Life Closed Block Policy that is reduced, terminated, lapsed or surrendered, and later reinstated pursuant to and in accordance with its policy provisions and will be reinsured by the Reinsurer in accordance with the terms of this Agreement. The Reinsurer will retain any Premiums and interest that the Company has received for reinstatement in respect of periods on or after the Effective Date. A terminated Indy Life Closed Block Policy that would have been a Reinsured Policy had it been in force at the Effective Time, that later reinstates pursuant to and in accordance with its policy provisions, will be reinsured by the Reinsurer and become a Reinsured Policy. The Reinsurer will be entitled to retain any Premiums and interest for coverage on or after the Effective Date that is received for such reinstatement, and the Company will transfer to the Reinsurer the amount of reserves for such reinstated Reinsured Policy as of the Effective Date, calculated in a manner that is consistent with the reserve calculations used for the other Reinsured Policies. The date of reinsurance for such reinstated Reinsured Policies shall be the Effective Date. For the avoidance of doubt, the reinstated Indy Life Closed Block Policies reinsured under this Section 5.4 shall include any Indy Life Closed Block Policy treated as lapsed or otherwise terminated prior to the Effective Time under which the Company subsequently becomes liable as a result of a determination that the policyowner, insured or beneficiary has died prior to the lapse or termination.
Section 5.5    Contractual Conversions; Internal Replacement.
(a)    Any conversion, exchange or replacement policy or contract arising from the Reinsured Policies that is converted, exchanged or replaced pursuant to and in accordance with its policy terms shall be deemed to constitute a Reinsured Policy for purposes of this Agreement and, in the event of a conversion, exchange or replacement of any Reinsured Policy, the Reinsurer shall reinsure the risk resulting from such conversion on the basis set forth hereby with respect to the Reinsured Policies; provided, however, that the Reinsurer shall not be required to pay any additional ceding commission with respect to any such converted, exchanged or replacement policy or contract. The Reinsurer will reimburse the Company for any expenses incurred in issuing a converted, exchanged or replacement policy or contract, but only to the extent such expenses are not covered by payments made by the Reinsurer under the Transition Services Agreement.
(b)    Absent the Reinsurer’s prior written consent (which may be withheld in its sole discretion), the Company will not solicit owners, beneficiaries or policyholders in connection with, or sponsor or assist, directly or indirectly, in the conduct of, (and will cause each of its Affiliates to refrain from soliciting in connection with, and sponsoring or assisting, directly or indirectly, in the conduct of) any program of internal replacement under which the owners, beneficiaries or policyholders of Reinsured Policies are or would be encouraged to exchange, or assisted in the exchange of, Reinsured Policies for other insurance policies or contracts that are not reinsured under this Agreement. Should the Company or its Affiliates or any of their respective successors or assigns initiate such a program of internal replacement that would include any of the risks reinsured hereunder in violation of the preceding sentence, the Company will immediately notify the Reinsurer. For each risk reinsured hereunder that has been replaced under a program of internal replacement, the Reinsurer shall have the option, at its sole discretion, of either treating the risks reinsured as recaptured on terms reasonably acceptable to the Reinsurer or continuing reinsurance on the new policy under the terms of this Agreement without any additional ceding commission therefor.
Article VI
ADMINISTRATION
Section 6.1    Administrative Services. The Parties hereby agree that the Indy Life Closed Block Policies, Other Reinsurance Agreements shall be administered in accordance with or as otherwise provided in the Administrative Services Agreement and the Transition Services Agreement.
Section 6.2    Net Settlements.
(a)    For each Monthly Accounting Period, the Parties will effect a settlement on a net basis (the “Net Settlement”) as contemplated in Annex B hereto.
(b)    A report reflecting in detail the Net Settlement determinations contemplated in Annex B shall be prepared not later than thirty (30) calendar days after the end of each Monthly Accounting Period. For as long as required under the Transition Services Agreement, the Company shall prepare and deliver such report to the Reinsurer. After such time, the Reinsurer shall prepare and deliver such report to the Company. If a Net Settlement report reflects a balance due the Company, the amount(s) shown as due shall be paid within ten (10) Business Days of the delivery of the report. If a Net Settlement report reflects a balance due the Reinsurer, the amount(s) shown as due shall be paid within ten (10) Business Days after the date on which the report was delivered. If there is a delayed settlement of any payment due hereunder, interest will accrue on such payment at the Applicable Rate. For purposes of this section, a payment will be considered overdue on the date which is ten (10) Business Days after the date such payment is due hereunder; provided that such interest will begin to accrue from the original due date with respect to such payment. All settlements of account between the Company and the Reinsurer shall be made in cash or its equivalent.
(c)    To the extent that the Reinsurer makes any direct payments to or on behalf of the Company in respect of Reinsured Liabilities or other amounts payable to the Company pursuant to the Net Settlement in respect of a Monthly Accounting Period prior to the Net Settlement process, whether in its capacity as the Administrator or otherwise, the amount of any such payments shall be taken into account for purposes of determining the Net Settlement. In addition, to the extent the Reinsurer receives any Premiums or other amounts payable to the Reinsurer pursuant to the Net Settlement in respect of a Monthly Accounting Period prior to the Net Settlement process, whether in its capacity as the Administrator or otherwise, the amount of any such Premiums received shall be taken into account for purposes of determining the Net Settlement.
(d)    In connection with any settlement under this Agreement, the Reinsurer shall not be obligated to pay any Excluded Reinsured Liability.
(e)    Notwithstanding any default by Ameritas in the performance of its monetary obligations under the Ameritas Coinsurance Agreement that is being disputed by Ameritas or the Reinsurer, the Reinsurer shall pay all amounts due to the Company hereunder unless such obligation is also disputed by the Reinsurer in good faith hereunder; provided, that the Reinsurer may not dispute such monetary obligation hereunder solely based on Ameritas’ dispute with the Reinsurer under the Ameritas Coinsurance Agreement.
Article VII
DAC TAX
Section 7.1    DAC Tax Election. The Company and the Reinsurer hereby elect and agree under Treasury Regulations Section 1.848-2(g)(8) as follows:
(a)    The Company and the Reinsurer will each attach a schedule to its federal income tax return for the first taxable year ending after the Effective Date that identifies this Agreement as a reinsurance agreement for which a joint election under Treasury Regulation Section 1.848-2(g)(8) has been made, and will otherwise file its respective federal income tax returns in a manner consistent with the provisions of Treasury Regulation Section 1.848-2 as in effect on the date this Agreement is executed;
(b)    For each taxable year under this Agreement, the Party with the net positive consideration, as defined in the regulations promulgated under Section 848 of the Code, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code;
(c)    The Company and the Reinsurer agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Code and applicable Treasury Regulations;
(d)    The first tax year for which this election is effective is 2013;
(e)    The Reinsurer will submit to the Company by May 15 each year its calculation of the amount of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement that the Reinsurer will report such amount of net consideration in its tax return for the preceding calendar year;
(f)    The Company may contest such calculation by providing an alternative calculation to the Reinsurer in writing within thirty (30) calendar days of the Company’s receipt of the Reinsurer’s calculation. If the Company does not so notify the Reinsurer, the Company will report the amount of net consideration as determined by the Reinsurer in the Company’s tax return for the previous calendar year;
(g)    If the Company contests the Reinsurer’s calculation of the amount of net consideration, the dispute shall be resolved in accordance with Section 10.2.
Both the Company and the Reinsurer are subject to U.S. taxation under Subchapter L of Chapter 1 of the Code.
Article VIII
INSOLVENCY AND CUT THROUGH
Section 8.1    Insolvency. In the event of the insolvency of the Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company under the Reinsured Policies without diminution because of the insolvency of the Company directly to the Company or to its liquidator, receiver or statutory successor, except (i) where this Agreement specifically provides for another payee of the reinsurance in the event of the insolvency of the Company or (ii) where the Reinsurer, with the consent of the direct insured, has assumed the policy obligations of the Company as direct obligations of the Reinsurer to the payees under a Reinsured Policy and in substitution for the obligations of the Company to the payees. It is understood, however, that in the event of the insolvency of the Company, the liquidator or receiver or statutory successor of the insolvent Company shall give written notice to the Reinsurer of the pendency of the claim against the Company on any Reinsured Policy within a reasonable time after such claim is filed in the insolvency proceeding, and during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense of defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. The expenses incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the Company in conservation or liquidation, solely as a result of the defense undertaken by the Reinsurer.
Section 8.2    Cut Through.
(a)    Subject to Applicable Law and the applicable terms of the Reinsured Policies, if the Company becomes insolvent or is subject to any liquidation, rehabilitation, conservatorship, receivership, administrative supervision or any other similar proceeding, the Reinsurer may pay any Reinsured Liabilities otherwise due and payable by the Reinsurer to the Company hereunder directly to the named insureds or their designees under the applicable Reinsured Policies (the “Payee”), in accordance with and subject to the terms, conditions, exclusions and limitations of such Reinsured Policies. Any such payment by the Reinsurer shall discharge the Company from its related payment obligation under the subject Reinsured Policy and shall be treated as a payment by the Company for all purposes of such Reinsured Policy and related documentation and otherwise.

(b)    The Reinsurer shall have no obligation to indemnify the Company for amounts paid or payable by the Company in respect of a Reinsured Policy to the extent of any payments made by the Reinsurer to the applicable Payee under such Reinsured Policy in accordance with Section 8.2(a), and the Reinsurer shall be discharged of its payment obligations to the Company, or to its liquidator, receiver, rehabilitator, conservator or other similar Person, under this Agreement to the extent of such payments. The cut-through afforded by Section 8.2(a) shall not be available pursuant to this Agreement if, under Applicable Law, regulation, court rule or order or similar requirement either: (i) the Reinsurer’s direct payment to such Payee will not, to the extent thereof, discharge the Reinsurer’s obligations to the Company or its legal representative or (ii) the Reinsurer is required by Applicable Law to make any payment to the Company or its liquidator, receiver, rehabilitator, conservator or other similar Person notwithstanding the provisions of this Agreement. Nothing herein or in any Reinsured Policy shall be construed to require the Reinsurer to make duplicative payments or payments duplicative of payments that have been made by the Company.
Article IX
TERMINATION
Section 9.1    Duration of Coinsurance. This Agreement will be effective as of the Effective Time. Subject to the provisions of this Article IX, this Agreement will remain in effect, and the reinsurance provided hereunder will remain in force, until termination of the policy or policies on which the reinsurance is based in accordance with the terms of this Agreement. Except as provided in Sections 9.3, the Reinsured Policies are not eligible for recapture by the Company.
Section 9.2    Termination. This Agreement shall terminate:
(a)    at any time upon the mutual written consent of the Parties hereto, which writing shall state the effective date of termination; or
(b)    automatically at such time as no liability remains under this Agreement.
Section 9.3    Termination by the Company. The Company, in its sole discretion, shall have the option to terminate this Agreement upon the occurrence of any one of the following events:
(a)    the Reinsurer is placed in receivership, conservatorship, rehabilitation or liquidation by any insurance regulatory authority;
(b)    assets withdrawn from the Trust Account by the Reinsurer are not transferred to the Custody Account, and the Reinsurer or Ameritas fail to cure such breach by depositing assets equal to the Fair Market Value of such withdrawn assets into the Custody Account within the earlier of (i) fifteen (15) calendar days following receipt of written notice of such breach from the Company and (ii) the last day of the calendar year in which such breach occurs; provided that, in the case of clause (ii) only, the Company shall have no right to terminate with a cure period of fewer than fifteen (15) calendar days to the extent that the Company continues to receive full credit for the Custody Account in its risk-based capital calculation;

(c)    the Reinsurer breaches Section 4.2, and the Reinsurer fails to cure such breach within the earlier of (i) thirty (30) calendar days following receipt of written notice of such breach from the Company and (ii) the last day of the calendar quarter in which such breach occurs; provided that the Company shall have no right to terminate if the Reinsurer cannot take any action reasonably required for the Company to receive statutory reserve credit without the reasonable cooperation of the Company and the Company shall not have reasonably cooperated with the Reinsurer; provided, further, that it shall be deemed unreasonable to require the Company to cooperate in the event such cooperation would impose on the Company any cost and the Reinsurer has not agreed to be responsible for such cost;
(d)    the Reinsurer fails to pay any material amount due to the Company under this Agreement and (i) such amount is not subject to a good faith dispute and (ii) such failure is not cured within ten (10) Business Days following the Reinsurer’s receipt of written notice of such failure from the Company; or
(e)    in the event that (i) the Reinsurer’s RBC Ratio is less than 175% or (ii) the Reinsurer fails to provide its RBC Ratio in accordance with Section 4.3 of this Agreement (or Section 4.4 of the Non-Indy Life Coinsurance Agreement) and, upon delivery of written notice from the Company to the Reinsurer, the Reinsurer shall fail to provide its RBC Ratio within ten (10) Business Days following such notice.
Section 9.4    Termination by the Reinsurer. Upon the occurrence of a Reinsurer Termination Event, the Reinsurer shall have the right (but not the obligation) to terminate this Agreement by providing written notice of its intent to terminate. Termination of this Agreement shall be effective on the date specified in such notice, provided that such date shall not be prior to the date on which the Reinsurer Termination Event occurred. Upon termination of this Agreement pursuant to this Section 9.4, the Company shall be deemed to have recaptured and reassumed all Reinsured Liabilities. Recapture of the Reinsured Policies shall be effective on the date specified in the notice of termination.
Section 9.5    Settlement Upon Termination. Upon the termination of this Agreement by the Company pursuant to Section 9.3 or by the Reinsurer pursuant to Section 9.4, subject to payment by the Reinsurer of any amounts due to the Company pursuant to this Section 9.5 and the payment by the Company of any amounts due to the Reinsurer pursuant to this Section 9.5, the Company shall recapture all liabilities previously ceded to the Reinsurer and the Reinsurer’s liability under this Agreement will terminate (provided, that such termination shall not relieve any Party of any pre-termination breach of this Agreement). The Company shall prepare a Net Settlement report for the period commencing on the first day of the then-current calendar month and ending on the date this Agreement is terminated pursuant to Sections 9.3 or 9.4. On the tenth Business Day following the delivery of such Net Settlement report (a) the applicable Party shall pay any amounts due and owing by such Party on such Net Settlement report; (b) the Reinsurer shall transfer to the Company cash and assets with an aggregate Fair Market Value equal to 100% of an amount equal to: (i) the Reinsurer’s Share of the Statutory Reserves held by the Company with respect to the Reinsured Policies, plus (ii) the Reinsurer’s Share of the Interest Maintenance Reserve attributable to the Reinsured Liabilities, plus (iii) (x) the amount of any new Interest Maintenance Reserve created at the time of recapture as a result of such recapture divided by 65% and (y) the amount of any new Interest Maintenance Reserve created at the Effective Time as a direct result of the transactions contemplated by this Agreement that remains unamortized as of the date of termination, minus (iv) the Reinsurer’s Share of the amount of outstanding policy loans on the Reinsured Policies (to the extent such policy loans constitute admitted assets under SAP, net of any unearned policy loan interest on such loans but including amounts of interest due and accrued with respect thereto), minus (v) the Reinsurer’s Share of net due and deferred Premiums on the Reinsured Policies reduced by advances thereon, plus (vi) the Ceding Commission multiplied by the ratio of (x) the remaining number of months in the Amortization Period over (y) 120, in each case, determined by the Company in accordance with SAP, consistently applied, as of the date of termination (such amount, the “Reinsurer Termination Payment”); and (c) the Company shall pay to the Reinsurer cash equal to the amount of any cash and assets withdrawn by the Company or any successor by operation of law, including any liquidator, rehabilitator, receiver or conservator of the Company, from the Custody Account prior to the date of termination, and not used to satisfy claims of policyholders under the Reinsured Policies prior to the date of termination or to otherwise pay amounts due to the Company pursuant to this Agreement (the “Company Termination Payment”). Any dispute by either Party of the Company Termination Payment or the Reinsurer Termination Payment shall be resolved in accordance with Section 10.2.
Article X
RESOLUTION OF CERTAIN DISPUTES
Section 10.1    Disputes over Actual Initial Coinsurance Premium Calculations and SPA Adjusted Coinsurance Premium.
(a)    Within thirty (30) calendar days following its receipt from the Company of the Initial Coinsurance Premium Reconciliation Statement or the SPA Coinsurance Premium Reconciliation Statement, as applicable, (such period, a “Review Period”), the Reinsurer shall either (i) notify the Company in writing of its agreement with the calculation of the Actual Initial Coinsurance Premium or SPA Adjusted Coinsurance Premium, as applicable, set forth therein (“Notice of Agreement”); or (ii) if the Company determines that the Initial Coinsurance Premium Reconciliation Statement or SPA Coinsurance Premium Reconciliation Statement, as applicable, or the calculations reflected therein either (x) have not been prepared on the basis set forth in Section 2.3 or in Section 5.8 of the Purchase Agreement, or (y) contain or reflect mathematical errors, inform the Company in writing of its objection (the “Reinsurer’s Objection”), which notice shall set forth in reasonable detail a description of the basis of the Reinsurer’s Objection and the adjustments to such Initial Coinsurance Premium Reconciliation Statement or the SPA Coinsurance Premium Reconciliation Statement, as applicable, or the calculations reflected therein that the Reinsurer requests be made. The Company, as applicable, shall, following the Effective Date through the date that the Initial Coinsurance Premium Reconciliation Statement or SPA Coinsurance Premium Reconciliation Statement, as applicable, becomes final in accordance with the last sentence of Section 10.1(c), take all actions necessary or desirable to maintain and preserve all accounting books, records, policies and procedures on which such Initial Coinsurance Premium Reconciliation Statement or SPA Coinsurance Premium Reconciliation Statement, as applicable, are based or on which the finalized Initial Coinsurance

Premium Adjustment or SPA Coinsurance Premium Adjustment, as applicable, are to be based so as not to impede or delay the determination of the finalized Actual Initial Coinsurance Premium, the finalized SPA Adjusted Coinsurance Premium, the finalized Fair Market Value of the Reinsurance Assets as of the Effective Date or the preparation of the Reinsurer’s Objection in the manner and utilizing the methods permitted by this Agreement. Upon receipt by the Company of a Notice of Agreement from the Reinsurer or if no Reinsurer’s Objection is received by the Company prior to the expiration of the Review Period, the Actual Initial Coinsurance Premium, the SPA Adjusted Coinsurance Premium and the Reinsurer’s calculation of the Initial Coinsurance Premium Adjustment (as set forth in the Initial Coinsurance Premium Reconciliation Statement) and the SPA Coinsurance Premium Adjustment (as set forth in the SPA Coinsurance Premium Reconciliation Statement) shall be deemed to have been accepted by the Reinsurer and will become final and binding upon the Parties in accordance with the last sentence of Section 10.1(c).
(b)    If the Reinsurer timely delivers a Reinsurer’s Objection to the Company, the Company shall have thirty (30) calendar days from the date of such delivery to review and respond to such Reinsurer’s Objection (the “Consultation Period”). The Parties shall use reasonable, good faith efforts to resolve any disagreements that they may have with respect to the matters set forth in the Reinsurer’s Objection. If the Parties are unable to resolve all of their disagreements with respect to the matters set forth in the Reinsurer’s Objection within ten (10) Business Days following the expiration of the Consultation Period, then the Parties shall submit all matters that remain in dispute with respect to the Reinsurer’s Objection (along with a copy of the Initial Coinsurance Premium Reconciliation Statement, SPA Coinsurance Premium Reconciliation Statement and the Company’s calculation of the amounts set forth therein, marked to indicate those line items that are still in dispute) to an independent internationally recognized accounting firm of independent certified public accountants with appropriate actuarial expertise mutually agreed upon by the Parties (the “CPA Firm”), which shall, acting as an expert and not as an arbitrator, make a final determination, on the basis of the standards set forth in Section 2.3 hereof, and only with respect to any remaining differences submitted to the CPA Firm, in accordance with this Section 10.1(b), of the appropriate amount of each line item in the Initial Coinsurance Premium Reconciliation Statement, SPA Coinsurance Premium Reconciliation Statement and the Company’s calculation of the amounts set forth therein as to which the Parties disagree (such items that remain in dispute, the “Unresolved Items”).
(c)    The Parties shall instruct the CPA Firm to deliver its written determination to the Reinsurer and the Company no later than fifteen Business Days after the Unresolved Items are referred to the CPA Firm. The CPA Firm’s determination shall include a certification that it reached such determination in accordance with this Section 10.1(c) and shall be conclusive and binding upon the Parties, absent fraud or clear and manifest error. With respect to each Unresolved Item, the CPA Firm’s determination, if not in accordance with the position of either the Company or the Reinsurer, shall not be more favorable to the Reinsurer than the amounts advocated by the Reinsurer in the Reinsurer’s Objection or more favorable to the Company than the amounts advocated by the Company in the Initial Coinsurance Premium Reconciliation Statement, the SPA Coinsurance Premium Reconciliation Statement or the Company’s calculations of the amounts set forth therein with respect to such disputed line item and/or calculation. For the avoidance of doubt, (i) the CPA Firm’s review of the Initial Coinsurance Premium Reconciliation Statement, the SPA Coinsurance Premium Reconciliation Statement and the Company’s calculation of the amounts set forth therein shall be limited to a determination of whether such documents and calculations were prepared in accordance with Section 2.3, and (ii) the CPA Firm shall not review any line items or make any determination with respect to any matters other than the Unresolved Items that were referred to the CPA Firm for resolution pursuant to this Section 10.1(c). The determination of the amounts set forth in the Initial Coinsurance Premium Reconciliation Statement or the SPA Coinsurance Premium Reconciliation Statement, as applicable, that are final and binding on the Parties, as determined either through (1) the Reinsurer’s delivery of a Notice of Agreement pursuant to Section 10.1(a), (2) the Reinsurer’s failure to deliver Reinsurer’s Objection prior to expiration of the Review Period pursuant to Section 10.1(a), (3) agreement by the Parties during the Consultation Period or (4) the determination of the CPA Firm pursuant to this Section 10.1(c) are referred to herein as the “finalized Actual Initial Coinsurance Premium,” the “finalized Initial Coinsurance Premium Adjustment,” the “finalized Fair Market Value of the Reinsurance Assets as of the Effective Date,” the “finalized SPA Adjusted Coinsurance Premium,” the and the “finalized SPA Coinsurance Premium Adjustment,” as the case may be.
(d)    The Parties agree that judgment may be entered upon the CPA Firm’s determination in any court having jurisdiction over the Reinsurer or the Company or their respective assets, as the case may be. The fees and disbursements of the CPA Firm shall be paid by the Parties in proportion to those matters submitted to the CPA Firm that are resolved against that Party, as such fees and disbursements are allocated by the CPA Firm in accordance with this Section 10.1 at the time of the CPA Firm’s determination. At any time following delivery of the Initial Coinsurance Premium Reconciliation Statement or the SPA Coinsurance Premium Reconciliation Statement, as applicable, the Reinsurer shall provide to the Company and its Representatives full access to books and records and other information with respect to the Reinsured Policies, the Net Retained Liabilities and the Ceding Commission, including work papers of its accountants (subject to execution by the Company and/or its Representatives, as applicable, of a customary hold-harmless agreement in form and substance reasonably acceptable to such accountants), and to any employees during regular business hours and on reasonable advance notice, to the extent necessary for the Company to prepare the Initial Coinsurance Premium Reconciliation Statement or the SPA Coinsurance Premium Reconciliation Statement or to prepare materials for presentation to the CPA Firm. The Parties shall make readily available to the CPA Firm, during regular business hours and on reasonable advance notice, interviews with such employees, and all relevant information, books and records and any work papers of their respective accountants (in each case, subject to execution by the CPA Firm of a customary hold-harmless agreement in form and substance reasonably acceptable to such accountants) relating to the Initial Coinsurance Premium Reconciliation Statement, the SPA Coinsurance Premium Reconciliation Statement and any Unresolved Items and all other items reasonably required by the CPA Firm to fulfill its obligations under Section 10.1(c). In acting under this Section 10.1, the CPA Firm will be entitled to the privileges and immunities of an arbitrator.

(e)    For the avoidance of doubt, this Section 10.1 shall not apply to any dispute between the Parties with respect to the interpretation of any provision, term or condition of this Agreement.
Section 10.2    Disputes over Calculations. After the Effective Date, any dispute between the Parties with respect to the calculation of amounts that are to be calculated or reported pursuant to this Agreement (other than disputes with respect to the Actual Initial Coinsurance Premium and the SPA Adjusted Initial Coinsurance Premium, which shall be resolved in accordance with Section 10.1 hereof), including disputes with respect to any Net Settlement, calculations relating to DAC tax, valuation of the assets held in the Custody Account or the amount of the Reinsurer Termination Payment or the Company Termination Payment, that cannot be resolved by the Parties within sixty (60) calendar days, shall be referred to an independent accounting firm of national recognized standing (which shall not have any material relationship with the Reinsurer or the Company) mutually agreed to by the Parties; provided, however, that where the dispute involves an actuarial issue, the dispute shall instead be referred to an independent actuarial firm of national recognized standing (which shall not have any material relationship with the Reinsurer or the Company) mutually agreed to by the Parties. Within twenty (20) Business Days following the selection of the accounting firm or actuarial firm, as applicable, the Parties shall submit their positions and supporting documentation to such accounting firm or actuarial firm. Within forty (40) Business Days of such submission, the accounting firm or actuarial firm, as applicable, shall, in light of the evidence provided by both Parties, determine the calculations in dispute within the range of difference between the Reinsurer’s position thereto and the Company’s position thereto. There shall be no appeal from the decision made by such firm, which shall be final and binding (absent fraud or clear and manifest error), except that, either Party may petition a court having jurisdiction over the other Party or its assets to reduce the arbitrator’s decision to judgment. The fees charged by the accounting firm or actuarial firm, as applicable, to resolve the dispute shall be allocated between the Company and the Reinsurer by such firm in accordance with its judgment as to the relative merits of the Parties’ positions in respect of the dispute. For the avoidance of doubt, this Section 10.2 shall not apply to any dispute between the Parties with respect to the interpretation of any provision, term or condition of this Agreement.
Article XI
INDEMNIFICATION
Section 11.1    Indemnification of the Reinsurer by the Company. From and after the Effective Date, the Company shall indemnify, defend and hold harmless the Reinsurer and its officers, directors and authorized Representatives (the “Reinsurer Indemnified Parties”) from and against, and pay and reimburse the Reinsurer Indemnified Parties for, all Losses imposed on, sustained, incurred or suffered by, or asserted against, the Reinsurer Indemnified Parties (a) solely as a result of actions or omissions of the Company, but only to the extent such actions or omissions of the Company constitute gross negligence or bad faith and were not taken or omitted at the direction of the Reinsurer or consented to by the Reinsurer, (b) arising out of any breach or nonfulfillment by the Company of, or any failure by the Company to perform, any of the covenants, terms or conditions of or any of its duties or obligations under this Agreement unless such breach, nonfulfillment or failure arises out of or results from the action or omission of the Reinsurer pursuant to the Administrative Services Agreement or (c) arising out of the Company’s rejection of a written recommendation of the Reinsurer given in accordance with Section 2.8(b); provided, however, that except as provided in Section 2.8(b) and clause (c) of this Section 11.1, the Company shall have no obligation to indemnify, defend and hold harmless the Reinsurer Indemnified Parties for any Reinsured Liabilities.
Section 11.2    Indemnification of the Company by the Reinsurer. From and after the Effective Date, the Reinsurer shall indemnify, defend and hold harmless the Company, and its officers, directors and authorized Representatives (the “Company Indemnified Parties”) from and against, and pay and reimburse the Company Indemnified Parties for, all Losses imposed on, sustained or incurred or suffered by, or asserted against, the Company Indemnified Parties to the extent such Losses (a) constitute Reinsured Liabilities, (b) arise out of any breach or nonfulfillment by the Reinsurer of, or any failure by the Reinsurer to perform, any of the covenants, terms or conditions of or any of its duties or obligations under this Agreement unless such breach, nonfulfillment or failure arises out of or results from the action or omission of the Company or its Affiliates pursuant to the Transition Services Agreement, (c) arise out of written instructions of the Reinsurer given pursuant to Section 2.5 or 3.2 hereof, or (d) arise out of the Company following a written recommendation of the Reinsurer given in accordance with Section 2.8(b).
Article XII
CONFIDENTIALITY
Section 12.1    Confidentiality. Except as provided in the Other Transaction Agreements, each of the Reinsurer and the Company agrees to hold any Confidential Information with respect to the other Party in strictest confidence and to take all reasonable steps to ensure that such Confidential Information is not disclosed in any form by any means by it or by its Affiliates, employees, advisors, agents or administrators (collectively, “Representatives”) to third parties of any kind or used by it or its Representatives for any purpose other than the performance of its obligations under this Agreement; provided that the foregoing obligation shall not prohibit disclosure of any such information (a) if required by Applicable Law or stock exchange rules, or if required or requested by any Governmental Entity (provided in the case of this clause (a) that the disclosing party shall allow (to the extent permitted by Applicable Law and reasonably practicable) the other Party a reasonable opportunity to comment on such disclosure in advance of such disclosure); (b) to the disclosing Party’s Representatives, auditors or ratings agencies, provided, that such Representatives, auditors or ratings agencies are made aware of the provisions of this Article XII; (c) to the extent that the information has been made public by or on behalf of, or with the prior consent of, the non-disclosing Party; (d) if required in connection with any report required to be filed or submitted with any Governmental Entity; (e) to a retrocessionaire of the Reinsurer; (f) to the extent reasonably necessary in connection with any dispute with respect to this Agreement; and (g) as necessary for the Reinsurer to perform its obligations as Administrator under the Administrative Services Agreement. The Reinsurer agrees to hold medical, financial and other personal information about proposed, current, and former policyowners, insureds, applicants and beneficiaries of Indy Life Closed Block Policies in confidence to the extent required to be held in confidence under Applicable Law and the Reinsurer’s privacy policy or policies and shall establish and maintain safeguards against the unauthorized access, destruction, loss or alteration of such information which are no less rigorous than those maintained by Reinsurer for its own information of a similar nature. Notwithstanding anything to the contrary, for purposes of this Section 12.1, the Reinsurer, in its capacity as Administrator on behalf of the Company, shall not be considered an advisor, agent or administrator of the Company.
Article XIII
REPRESENTATIONS AND WARRANTIES
Section 13.1    Representations and Warranties of Reinsurer. The Reinsurer hereby represents and warrants to the Company as of the Effective Time:
(a)    Organization, Standing and Authority. The Reinsurer is a corporation duly organized and validly existing under the laws of the State of Iowa and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the operations of its business as they are now being conducted, except where the failure to have such authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect. The Reinsurer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Reinsurer’s ability to perform its obligations under this Agreement.
(b)    Authorization. The Reinsurer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Reinsurer, and, subject to the due execution and delivery by the Company, this Agreement is valid and the binding obligation of the Reinsurer, enforceable against the Reinsurer in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights of creditors of insurance companies or creditor’s rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).
(c)    Actions and Proceedings. There are no outstanding orders, decrees or judgments by or with any Governmental Entity applicable to the Reinsurer or its properties or assets that, individually or in the aggregate, have a material adverse effect on the Reinsurer’s ability to perform its obligations under this Agreement. There are no actions, suits, arbitrations or legal, administrative or other proceedings pending or, to the knowledge of the Reinsurer, threatened against, at law or in equity, or before or by any Governmental Entity or before any arbitrator of any kind which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Reinsurer’s ability to perform its obligations under this Agreement.
(d)    No Conflict or Violation. The execution, delivery and performance by the Reinsurer of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof will not: (i) violate any provision of the charter, bylaws or other organizational document of the Reinsurer, (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate or constitute (or with notice or lapse of time or both, constitute) a default under, any contract to which the Reinsurer is a party or by or to which its properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any arbitrator or Governmental Entity, or any agreement with, or condition imposed by, any arbitrator or Governmental Entity, binding upon, the Reinsurer, (iv) violate any Applicable Law or (v) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any license or authorization related to the Reinsurer’s business or necessary to enable the Reinsurer to perform its obligations under this Agreement, except for any such violations, conflicts or breaches which would not individually or in the aggregate reasonably be expected to have a material adverse effect on the Reinsurer’s ability to perform its obligations under this Agreement.
(e)    Brokers and Financial Advisers. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, the Reinsurer in connection with this Agreement or the transactions contemplated hereby.
Section 13.2    Representations and Warranties of the Company. The Company hereby represents and warrants to the Reinsurer as of the Effective Time:
(a)    Organization, Standing and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Iowa and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the operations of its business as they are now being conducted, except where the failure to have such authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under this Agreement.
(b)    Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company, and, subject to the due execution and delivery by the Reinsurer, this Agreement is valid and the binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights of creditors of insurance companies or creditor’s rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).
(c)    Actions and Proceedings. There are no outstanding orders, decrees or judgments by or with any Governmental Entity applicable to the Company or its properties or assets that, individually or in the aggregate, have a material adverse effect on the Company’s ability to perform its obligations under this Agreement. There are no actions, suits, arbitrations or legal, administrative or other proceedings pending or, to the knowledge of the Company, threatened against, at law or in equity, or before or by any Governmental Entity or before any arbitrator of any kind which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under this Agreement.
(d)    No Conflict or Violation. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof will not: (i) violate any provision of the charter, bylaws or other organizational document of the Company, (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate or constitute (or with notice or lapse of time or both, constitute) a default under, any contract to which the Company is a party or by or to which its properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any arbitrator or Governmental Entity, or any agreement with, or condition imposed by, any arbitrator or Governmental Entity, binding upon, the Company, (iv) violate any Applicable Law or (v) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any license or authorization related to the Company’s business or necessary to enable the Company to perform its obligations under this Agreement, except for any such violations, conflicts or breaches which would not individually or in the aggregate reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under this Agreement.
(e)    Brokers and Financial Advisers. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, the Company in connection with this Agreement or the transactions contemplated hereby.
Article XIV
GENERAL PROVISIONS
Section 14.1    Errors and Omissions. If any delay, omission, error or failure to pay amounts due or to perform any other act required by this Agreement is caused by mistake, misunderstanding or oversight, the Parties will equitably adjust the situation to what it would have been had the mistake, misunderstanding or oversight not occurred, and the reinsurance provided hereunder will not be invalidated. Should it not be possible to adjust the situation, it will be resolved in accordance with dispute resolution procedures mutually selected by the Parties.
Section 14.2    Offset and Recoupment. Any debits or credits incurred on or after the Effective Time in favor of or against either the Company or the Reinsurer with respect to this Agreement are deemed mutual debits or credits and may be set off and recouped, and only the net balance shall be allowed or paid hereunder. In the event of any insolvency, liquidation, rehabilitation, conservatorship, supervision, receivership or comparable proceeding by or against the Company or the Reinsurer, the rights of offset and recoupment set forth in this Section 14.2 shall apply to the fullest extent permitted by Applicable Law.
Section 14.3    Expenses. Except as otherwise provided in this Agreement each Party shall bear its own costs and expenses incurred in connection with the transactions contemplated by this

Agreement. All transfer, sales, use, value added, excise, stock transfer, documentary, stamp, recording, registration and any similar taxes that become payable as a result of the acquisition by the Reinsurer from the Company of the Reinsurance Assets (including any real property transfer tax and any similar tax) shall be borne fifty percent (50%) by the Company and fifty percent (50%) by the Reinsurer.
Section 14.4    Parties to this Agreement. This is an agreement for indemnity reinsurance solely between the Company and the Reinsurer. The performance of the obligations of each Party under this Agreement shall be rendered solely to the other Party. The acceptance of risks under this Agreement shall create no right or legal relationship between the Reinsurer and the insured, owner or beneficiary of any insurance policy or other contract of the Company.
Section 14.5    Authority. Neither the Company nor the Reinsurer shall have any power or authority to act for or on behalf of the other except as expressly granted herein or in the Administrative Services Agreement or Transition Services Agreement, and no other or greater power or authority shall be implied by the grant or denial of power or authority specifically mentioned herein. No employee or agent of either Party shall be considered an employee or agent of the other.
Section 14.6    No Assignment. This Agreement may not be assigned by either of the Parties hereto without the prior written approval of the other Party. Notwithstanding the foregoing, the Reinsurer shall not be prohibited from further transfer of risks accepted hereunder on a retrocession or other basis without the prior approval of the Company; provided that any transfer shall not relieve the Reinsurer of its obligations under this Agreement.
Section 14.7    Notices. Any notice, approval, request, consent, instruction, or other document to be given hereunder by any Party hereto to the other Party hereto will be delivered by personal delivery, overnight express or facsimile (followed by telephone confirmation with the intended recipient), as follows:
If to the Company, to:
Athene Annuity and Life Company
7700 Mills Civic Parkway West
Des Moines, IA 50266
Telephone:    515-342-3160
Facsimile:    877-733-8593
Attn: Erik Askelsen, Esq., Senior Vice President, General Counsel & Secretary
with a copy (which shall not constitute notice) to:
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Telephone:    (212) 839-5835
Facsimile:    (212) 839-5599
Attn: Jonathan J. Kelly, Esq.

If to the Reinsurer, to:
Accordia Life and Annuity Company
c/o Global Atlantic Financial Company
7 World Trade Center
250 Greenwich Street
New York, New York 10007
Telephone:    (212) 389-2225
Facsimile:    (212) 493-0324
Attn: Nicholas von Moltke Chief Executive Officer
with a copy (which shall not constitute notice) to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Telephone:    (212) 909-6907
Facsimile:    (212) 909-6836
Attn: Thomas M. Kelly, Esq.
or at such other address for a Party as will be specified by like notice. Each notice or other communication required or permitted under this Agreement that is addressed as provided in this Section 14.7 will be deemed given upon delivery.
Section 14.8    Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the Company or the Reinsurer under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
Section 14.9    Announcements. Except as required by Applicable Law or in connection with public disclosure to investors or analysts, the content and timing of public announcements by either Party concerning the transactions contemplated by this Agreement must be approved in advance by both Parties, but such approval shall not be unreasonably withheld, conditioned or delayed.
Section 14.10    Schedules, Annexes and Exhibits. All Schedules, Annexes and Exhibits to this Agreement are attached hereto and are incorporated herein by reference. The provisions of this Agreement (without reference to any attached Schedules, Annexes and Exhibits) shall be deemed to control in the event of any inconsistency or conflict between the provisions of this Agreement

(without reference to any attached Schedules, Annexes and Exhibits) and the Schedules, Annexes and Exhibits attached hereto.
Section 14.11    Entire Agreement. This Agreement (including all Exhibits, Annexes and Schedules hereto), and the Other Transaction Agreements constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, between the Parties with respect to the subject matter of this Agreement and such other agreements. Except as set forth in Sections 11.1 and 11.2 with respect to the Reinsurer Indemnified Parties and the Company Indemnified Parties, this Agreement is not intended to and shall not confer upon any Person other than the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns any rights or remedies.
Section 14.12    Binding Effect. This Agreement is binding upon, and will inure to the benefit of, the Parties and their respective permitted assignees and successors (including any liquidator, rehabilitator, receiver or conservator of a Party).
Section 14.13    Waiver and Amendment. This Agreement may be modified or amended only by a writing duly executed by the Company and the Reinsurer. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof. A waiver must be in writing and must be executed by such Party. A waiver on any occasion shall not be deemed to be a waiver of the same or any term or condition on a future occasion.
Section 14.14    Headings. The headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement.
Section 14.15    Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.
Section 14.16    No Prejudice. The Parties agree that this Agreement has been jointly negotiated and drafted by the Parties hereto and that the terms hereof shall not be construed in favor of or against any Party on account of its participation in such negotiations and drafting.
Section 14.17    Governing Law; Jurisdiction; Enforcement.
(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of law rules thereof, except that the laws of the State of Iowa shall apply with respect to insurance and reinsurance matters, including credit for reinsurance.
(b)    Subject to Section 10.1 and Section 10.2, each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York County, for purposes of all legal proceedings arising out of or relating to this Agreement, or the transactions contemplated by this Agreement, or for recognition and enforcement of any judgment in respect thereof. In any such action, suit or other proceeding, each party hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in such court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party also agrees that any final and unappealable judgment against a party in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Each party agrees that any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered, sent or mailed in accordance with Section 14.7, constitute good, proper and sufficient service thereof.
(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.17.
Section 14.18    Further Assurances. Each Party shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments that the other Party may reasonably request in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, effective as of the date first written above.
ATHENE ANNUITY AND LIFE COMPANY
By: /s/ David C. Attaway
Name: David C. Attaway
Title: SVP, CFO & Treasurer

ACCORDIA LIFE AND ANNUITY COMPANY
By: /s/ Nicholas Von Moltke
Name: Nicholas Von Moltke
Title: CEO

Signature Page to Amended and Restated Coinsurance Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, effective as of the date first written above.
ATHENE ANNUITY AND LIFE COMPANY
By:
Name:
Title:
ACCORDIA LIFE AND ANNUITY COMPANY
By:
Name:
Title:

Signature Page to Amended and Restated Coinsurance Agreement

Schedule 1.1(i)
Assumed Reinsurance Agreements

1.	Survivor Life Reinsurance Agreement, by and between Country and ALAC, dated as of December 27, 1990.

2.	Agreement, by and between Farmers New World and ALAC, dated as of June 22, 1992.

3.	Administrative Services Agreement and Survivor Life Reinsurance Agreement and Private Label Marketing Agreement, by and between Nationwide and ALAC, dated as of December 18, 1991.

4.	Survivor Life Reinsurance Agreement, by and between Pekin and ALAC, dated as of April 9, 1992.

5.	Automatic Coinsurance Agreement, by and between Pekin and ALAC, dated as of April 17, 2000.

6.	Agreement for Administrative Services, by and between Protective Life Insurance Co. and ALAC, dated as of September 1, 1989.

7.	Agreement, by and between Southern Farm Bureau and ALAC, dated as of June 7, 1996.

8.	Agreement, by and between Thrivent and ALAC, dated as of January 1, 1994.

9.	Agreement, by and between United Investors and ALAC, dated as of November 14, 1996.

10.	Agreement, by and between ALFA and ALAC, dated as of September 28, 1999.

11.	Agreement, by and between Lincoln Mutual and ALAC, dated as of December 19, 1995.

12.	Agreement, by and between Lincoln Mutual and ALAC, dated as of April 19, 1995.

13.	Agreement, by and between Celtic and ALAC, dated as of August 2, 1995.

14.	Term Alliance Agreement, by and between Government Personnel Mutual and ALAC, dated as of January 1, 1998.

15.	Term Alliance Agreement, by and between Transamerica and ALAC, dated as of January 1, 1998.

16.	Term Alliance Agreement, by and between Lafayette and ALAC, dated as of April 1, 1997.

17.	Agreement, by and between Guarantee Life and ALAC, dated as of April 1, 1997.

18.	Administrative Service and Retrocession Agreement, by and between Swiss Re and ALAC, dated as of November 1, 1997.

19.	Agreement, by and between Mutual Trust and ALAC, dated as of August 1, 1997.

20.	Agreement, by and between National Guardian and ALAC, dated as of July 18, 1995.

21.	Agreement, by and between Ohio National and ALAC, dated as of March 29, 1990.

22.	Agreement, by and between Pan-American and ALAC, dated as of April 24, 1991.

23.	Automatic Coinsurance Agreement, by and between Pioneer Mutual and ALAC, dated as of July 1, 1999.

24.	Agreement, by and between Pioneer Mutual and ALAC, dated as of December 1, 1998.

25.	Private Label Marketing Agreement for Universal Survivor Life Insurance Policies, by and between Sentry and ALAC, dated as of January 1, 2001.

26.	Agreement, by and between Shelter and ALAC, dated as of November 30, 1997.

27.	Agreement, by and between Tennessee Farmers and ALAC, dated as of March 1, 1999.

28.	Agreement, by and between Union Central and ALAC, dated as of 1991.

29.	Private Label Marketing Agreement, by and between Westfield and ALAC, dated as of July 1, 1992.

Schedule 1.1(ii)
Other Reinsurance

1.	Automatic Yearly Renewable Term Bulk – ReaLife, by and between ALAC and Swiss Re, dated as of January 1, 1996.

2.	Automatic and Facultative Reinsurance Agreement, by and between ALAC and ING Re, dated as of October 1, 1995.

3.	Agreement, by and between ALAC and Union Central, dated as of 1991.

4.	Automatic Reinsurance Agreement, by and between ALAC and Swiss Re, dated as of March 1, 1997.

5.	Automatic Reinsurance Agreement, by and between ALAC and Transamerica, dated as of February 1, 1997.

6.	Automatic YRT Joint and Last Survivor Universal Life Bulk, by and between ALAC and Swiss Re, dated as of January 1, 1997.

7.	Automatic Yearly Renewable Term Reinsurance Agreement, by and between ALAC and Scottish Re, dated as of July 1, 2003.

8.	YRT Agreement, by and between ALAC and Transamerica, dated as of July 1, 2003.

9.	Automatic and Facultative YRT Reinsurance Agreement, by and between ALAC and ING Re, dated as of March 1, 1997.

10.	Reinsurance Agreement (Automatic YRT Bulk Universal Life), by and between ALAC and Swiss Re, dated as of January 1, 1999.

11.	Reinsurance Agreement (Automatic YRT Bulk Universal Life), by and between ALAC and Swiss Re, dated as of January 1, 1999.

12.	Reinsurance Agreement (Automatic YRT Bulk Universal Life), by and between ALAC and Swiss Re, dated as of January 1, 1999.

13.	Reinsurance Agreement (Automatic Coinsurance Bulk), by and between ALAC and Swiss Re, dated as of January 1, 2000.

Schedule 2.12
Interest Maintenance Reserve
[See attached.]

Section 2.12
Interest Maintenance Reserve (ILICO)
The Parties will work together to develop the IMR amortization schedule based upon the actual disposal information, producing an amortization schedule to be added to this agreement. At the time of this agreement’s execution, the best estimates of IMR are
Existing IMR (based on 8/31 experience): $[Redacted]
New IMR (based on 9/26 market value of assets transferred): $[Redacted]

Annex A-1
List of Reinsurance Assets
[See attached.]

Available?	Unique ID	Maturity Date	Sec ID	Description	Original Face	9/26/13 Par Value	9/26/13 Stat. Book Value	9/26/13 Market Value	Accrued Interest
Available	61745MW41-2-573	13-Dec-41	61745MW41	MORGAN STANLEY CAPITAL I MSC_0	4,835,000.00	4,665,008.43	4,760,853.69	4,811,671.63	16,104.65
Available	126650BP4-2-573	10-Dec-28	126650BP4	CVS PASSTHROUGH TRUST	3,000,000.00	2,450,892.42	2,450,892.42	2,702,072.13	6,985.86
Available	00080QAB1-1-573	04-Jun-18	00080QAB1	ROYAL BANK OF SCOTLAND NV	3,000,000.00	3,000,000.00	2,874,657.30	3,056,490.00	43,787.50
Available	002824AV2-1-573	01-Apr-39	002824AV2	ABBOTT LABORATORIES	3,000,000.00	3,000,000.00	2,993,751.13	3,560,106.00	88,000.00
Available	00817YAF5-4-588	15-Jun-36	00817YAF5	AETNA INC	700,000.00	700,000.00	698,683.69	840,218.40	13,139.58
Available	008916AG3-1-573	23-May-36	008916AG3	AGRIUM INC	3,000,000.00	3,000,000.00	3,169,584.80	3,509,166.00	73,625.00
Available	010392EC8-4-573	15-Feb-33	010392EC8	ALABAMA POWER COMPANY	2,000,000.00	2,000,000.00	2,011,782.32	2,273,940.00	13,300.00
Available	010392EP9-1-573	15-Mar-35	010392EP9	ALABAMA POWER COMPANY	5,000,000.00	5,000,000.00	4,678,170.97	5,232,440.00	9,416.67
Available	013716AU9-1-573	15-Dec-33	013716AU9	RIO TINTO ALCAN INC	3,000,000.00	3,000,000.00	3,127,628.82	3,396,285.00	52,062.50
Available	01877KAC7-1-573	31-Dec-25	01877KAC7	ALLIANCE PIPELINE LP (US)	3,500,000.00	3,500,000.00	3,500,000.00	4,359,771.50	66,626.29
Available	020002AQ4-4-573	01-Jun-33	020002AQ4	ALLSTATE CORPORATION (THE)	1,000,000.00	1,000,000.00	957,456.54	1,079,849.00	17,238.89
Available	020002AQ4-3-573	01-Jun-33	020002AQ4	ALLSTATE CORPORATION (THE)	1,000,000.00	1,000,000.00	1,012,469.21	1,079,849.00	17,238.89
Available	023551AM6-2-573	15-Mar-33	023551AM6	HESS CORPORATION	2,000,000.00	2,000,000.00	2,106,630.53	2,366,076.00	4,750.00
Available	023551AM6-1-573	15-Mar-33	023551AM6	HESS CORPORATION	1,000,000.00	1,000,000.00	1,086,454.98	1,183,038.00	2,375.00
Available	02364WAJ4-1-573	01-Mar-35	02364WAJ4	AMERICA MOVIL SAB DE CV	3,000,000.00	3,000,000.00	3,105,793.77	3,240,015.00	13,812.50
Available	029912BC5-1-573	01-Sep-20	029912BC5	AMERICAN TOWER CORPORATION	3,000,000.00	3,000,000.00	2,997,275.22	3,107,388.00	10,941.67
Available	032511AY3-1-573	15-Sep-36	032511AY3	ANADARKO PETROLEUM CORPORATION	700,000.00	700,000.00	822,246.68	809,048.10	1,505.00
Available	039483AT9-3-573	01-Oct-32	039483AT9	ARCHER-DANIELS-MIDLAND COMPANY	3,000,000.00	3,000,000.00	2,989,079.93	3,352,623.00	87,046.67
Available	05348EAM1-1-573	15-Mar-17	05348EAM1	AVALONBAY COMMUNITIES INC	5,000,000.00	5,000,000.00	5,300,753.77	5,584,565.00	9,500.00
Available	05523RAA5-1-573	11-Oct-16	05523RAA5	BAE SYSTEMS PLC	5,000,000.00	5,000,000.00	4,988,940.94	5,225,775.00	80,694.44
Available	059165EC0-1-573	01-Oct-36	059165EC0	BALTIMORE GAS AND ELECTRIC CO	2,000,000.00	2,000,000.00	1,495,056.37	2,375,256.00	62,088.89
Available	05947U4D7-1-573	10-Sep-47	05947U4D7	BANC OF AMERICA COMMERCIAL MOR	3,340,000.00	3,340,000.00	3,495,281.63	3,578,729.84	12,924.49
Available	05947U4E5-1-573	10-Sep-47	05947U4E5	BANC OF AMERICA COMMERCIAL MOR	500,000.00	500,000.00	489,518.37	532,874.00	1,934.80
Available	05947U7M4-1-21	10-Sep-45	05947U7M4	BANC OF AMERICA COMMERCIAL MOR	10,000,000.00	10,000,000.00	9,941,271.47	10,717,100.00	39,151.67
Available	05947UEX2-1-534	11-Jun-35	05947UEX2	BANC OF AMERICA COMMERCIAL MOR	2,000,000.00	2,000,000.00	1,996,710.09	1,881,462.00	9,425.00
Available	05952CAE0-1-573	10-Feb-51	05952CAE0	BANC OF AMERICA COMMERCIAL MOR	1,600,000.00	1,600,000.00	1,811,758.87	1,756,400.00	6,346.31
Available	10138MAD7-1-573	15-Jun-15	10138MAD7	BOTTLING GROUP LLC	5,000,000.00	5,000,000.00	4,911,114.02	5,282,755.00	58,437.50
Available	11041RAL2-1-573	01-Jul-27	11041RAL2	BAE SYSTEMS FINANCE INC	3,000,000.00	3,000,000.00	2,983,481.57	3,680,652.00	53,750.00
Available	111021AE1-4-573	15-Dec-30	111021AE1	BRITISH TELECOMMUNICATIONS PLC	1,000,000.00	1,000,000.00	1,281,165.49	1,488,303.00	27,270.83
Available	12189TAZ7-2-573	01-May-37	12189TAZ7	BURLINGTON NORTHERN SANTA FE L	1,169,000.00	1,169,000.00	1,464,184.14	1,332,425.03	29,156.81
Available	12513EAK0-2-573	15-Jul-44	12513EAK0	CITIGROUP/DEUTSCHE BANK COMMER	1,000,000.00	1,000,000.00	1,067,404.22	1,049,916.00	3,894.88
Available	125152AC2-1-573	15-Dec-18	125152AC2	CE GENERATION LLC	2,375,000.00	943,587.50	970,526.47	931,792.66	19,826.66
Available	12624XAD0-1-573	10-Mar-46	12624XAD0	COMM MORTGAGE TRUST COMM_13-CR	1,500,000.00	1,500,000.00	1,561,389.08	1,434,048.00	3,359.42
Available	136375BQ4-1-573	15-Nov-37	136375BQ4	CANADIAN NATIONAL RAILWAY COMP	5,000,000.00	5,000,000.00	5,166,266.41	6,207,460.00	116,875.00
Available	136440AL8-1-573	01-Aug-21	136440AL8	CANADIAN PACIFIC RAILWAY COMPA	3,000,000.00	3,000,000.00	3,644,701.00	4,031,649.00	44,100.00
Available	15189WAD2-1-573	01-Nov-37	15189WAD2	CENTERPOINT ENERGY RESOURCES C	4,000,000.00	4,000,000.00	4,232,672.30	4,922,304.00	107,472.22
Available	15405EAD0-14-70	01-Nov-25	15405EAD0	CENTRAL MAINE POWER COMPANY	1,000,000.00	1,000,000.00	1,000,000.00	1,040,558.00	4,116.67
Available	15405EAD0-13-70	01-Nov-25	15405EAD0	CENTRAL MAINE POWER COMPANY	2,500,000.00	2,500,000.00	2,500,000.00	2,601,395.00	10,291.67
Available	171232AS0-1-573	15-May-38	171232AS0	CHUBB CORPORATION	3,000,000.00	3,000,000.00	2,890,387.81	3,786,945.00	71,500.00
Available	172967BU4-3-573	22-Feb-33	172967BU4	CITIGROUP INC	3,000,000.00	3,000,000.00	2,991,205.00	3,011,280.00	17,135.42

Available?	Unique ID	Maturity Date	Sec ID	Description	Original Face	9/26/13 Par Value	9/26/13 Stat. Book Value	9/26/13 Market Value	Accrued Interest
Available	172967DR9-1-573	25-Aug-36	172967DR9	CITIGROUP INC	1,000,000.00	1,000,000.00	1,015,891.71	1,018,925.00	5,444.44
Available	172967EP2-1-573	05-Mar-38	172967EP2	CITIGROUP INC	3,000,000.00	3,000,000.00	2,679,787.91	3,747,777.00	12,604.17
Available	195869AJ1-2-588	28-Aug-32	195869AJ1	COLONIAL PIPELINE CO.	1,720,000.00	1,720,000.00	1,817,577.33	2,080,336.56	9,116.96
Available	20173QAH4-2-21	10-Mar-39	20173QAH4	GREENWICH CAPITAL COMMERCIAL F	15,000,000.00	15,000,000.00	14,958,076.01	12,389,715.00	59,637.50
Available	20449EBT2-1-573	01-Apr-20	20449EBT2	COMPASS BANK	2,000,000.00	2,000,000.00	1,973,250.66	1,995,406.00	53,777.78
Available	205887AX0-2-588	15-Sep-30	205887AX0	CONAGRA FOODS INC	280,000.00	280,000.00	352,833.75	356,173.72	770.00
Available	207597CZ6-4-573	01-Oct-24	207597CZ6	CONNECTICUT LIGHT AND POWER CO	1,000,000.00	1,000,000.00	1,116,878.53	1,280,994.00	38,500.00
Available	207597CZ6-3-573	01-Oct-24	207597CZ6	CONNECTICUT LIGHT AND POWER CO	4,000,000.00	4,000,000.00	4,051,740.50	5,123,976.00	154,000.00
Available	207597DV4-1-573	01-Jun-36	207597DV4	CONNECTICUT LIGHT AND POWER CO	3,000,000.00	3,000,000.00	2,998,219.90	3,651,285.00	61,383.33
Available	208251AE8-1-573	15-Apr-29	208251AE8	CONOCOPHILLIPS HOLDING CO	3,000,000.00	3,000,000.00	3,311,449.67	3,795,153.00	93,825.00
Available	20825CAQ7-1-588	01-Feb-39	20825CAQ7	CONOCOPHILLIPS	9,654,000.00	9,654,000.00	11,421,855.48	12,174,360.13	97,612.67
Available	210518CS3-2-148	15-Sep-19	210518CS3	CONSUMERS ENERGY COMPANY	10,000,000.00	10,000,000.00	9,996,721.12	12,372,210.00	22,333.33
Available	219023AF5-1-148	01-Nov-20	219023AF5	INGREDION INC	7,000,000.00	7,000,000.00	6,979,179.42	7,403,361.00	131,298.61
Available	224044BR7-1-573	01-Dec-36	224044BR7	COX COMMUNICATIONS INC	2,000,000.00	2,000,000.00	1,998,580.02	1,999,362.00	41,566.67
Available	225470AP8-1-573	15-Aug-38	225470AP8	CS FIRST BOSTON MORTGAGE SECUR	3,690,000.00	3,690,000.00	3,839,713.21	3,906,274.59	13,591.50
Available	23311RAA4-5-588	15-Sep-37	23311RAA4	DCP MIDSTREAM LLC	560,000.00	560,000.00	588,084.87	607,607.84	1,260.00
Available	244199BA2-4-573	03-Mar-31	244199BA2	DEERE & CO	1,000,000.00	1,000,000.00	1,184,535.90	1,304,345.00	4,750.00
Available	244199BA2-3-573	03-Mar-31	244199BA2	DEERE & CO	3,000,000.00	3,000,000.00	3,390,335.39	3,913,035.00	14,250.00
Available	244199BD6-1-148	16-Oct-29	244199BD6	DEERE & CO	7,535,000.00	7,535,000.00	7,519,481.28	8,446,358.25	181,127.80
Available	251799AA0-2-573	15-Apr-32	251799AA0	DEVON ENERGY CORPORATION	2,000,000.00	2,000,000.00	2,513,974.89	2,608,986.00	71,550.00
Available	251799AA0-1-573	15-Apr-32	251799AA0	DEVON ENERGY CORPORATION	2,000,000.00	2,000,000.00	2,287,010.41	2,608,986.00	71,550.00
Available	25470XAB1-1-573	01-Sep-19	25470XAB1	DISH DBS CORP	1,250,000.00	1,250,000.00	1,329,349.71	1,428,125.00	7,109.38
Available	260003AG3-1-573	15-Mar-38	260003AG3	DOVER CORP	2,000,000.00	2,000,000.00	1,996,560.07	2,517,616.00	4,400.00
Available	263534BG3-2-588	15-Jan-28	263534BG3	EI DU PONT DE NEMOURS & CO	700,000.00	700,000.00	797,115.31	841,169.70	9,100.00
Available	278058AK8-1-573	15-Jun-19	278058AK8	EATON CORPORATION	2,000,000.00	2,000,000.00	2,212,429.73	2,525,306.00	50,291.67
Available	28336LBQ1-1-588	15-Jun-17	28336LBQ1	EL PASO LLC	775,000.00	775,000.00	768,678.20	864,134.30	15,370.83
Available	291011BB9-5-588	15-Apr-39	291011BB9	EMERSON ELECTRIC CO	708,000.00	708,000.00	704,618.82	848,557.82	19,514.25
Available	291011BB9-3-588	15-Apr-39	291011BB9	EMERSON ELECTRIC CO	700,000.00	700,000.00	696,657.03	838,969.60	19,293.75
Available	292505AD6-1-573	15-Aug-34	292505AD6	ENCANA CORPORATION	2,000,000.00	2,000,000.00	2,106,231.96	2,170,126.00	15,166.67
Available	29250RAT3-1-573	15-Sep-40	29250RAT3	ENBRIDGE ENERGY PARTNERS LP	4,000,000.00	4,000,000.00	3,968,781.50	3,905,588.00	7,333.33
Available	29365PAP7-1-148	01-Oct-24	29365PAP7	ENTERGY GULF STATES LOUISIANA	12,000,000.00	12,000,000.00	11,992,112.49	13,544,772.00	327,946.67
Available	302508AQ9-2-70	15-Jun-29	302508AQ9	FMR LLC	5,620,000.00	5,620,000.00	6,892,769.51	7,021,920.24	120,539.63
Available	302567AA0-2-70	20-Jun-23	302567AA0	FPL ENERGY AMERICAN WIND LLC	1,000,000.00	284,494.85	284,494.85	278,740.94	5,089.16
Available	337358BH7-1-573	01-Aug-26	337358BH7	WACHOVIA CORPORATION	1,000,000.00	1,000,000.00	1,057,053.84	1,247,777.00	11,781.78
Available	36192BAY3-1-573	10-Jan-45	36192BAY3	GS MORTGAGE SECURITIES CORPORA	700,000.00	700,000.00	752,843.28	702,019.50	1,760.34
Available	36804PAF3-3-70	02-Jan-25	36804PAF3	GATX FINANCIAL CORP 2005-1 PAS	1,000,000.00	605,741.90	605,741.90	675,774.14	8,147.99
Available	36804PAF3-1-573	02-Jan-25	36804PAF3	GATX FINANCIAL CORP 2005-1 PAS	2,000,000.00	1,211,483.80	1,211,483.80	1,351,548.29	16,295.97
Available	37145QAC4-2-70	03-Feb-23	37145QAC4	UNITED WATERWORKS INC	2,000,000.00	2,000,000.00	2,129,879.19	2,444,802.00	10,067.78
Available	37247DAB2-1-573	15-Jun-34	37247DAB2	GENWORTH FINANCIAL INC	4,000,000.00	4,000,000.00	3,999,935.25	4,238,920.00	73,666.67
Available	379352AL1-1-573	01-Jun-28	379352AL1	GLOBAL MARINE INC.	725,000.00	725,000.00	783,196.78	766,427.95	16,352.78

Available?	Unique ID	Maturity Date	Sec ID	Description	Original Face	9/26/13 Par Value	9/26/13 Stat. Book Value	9/26/13 Market Value	Accrued Interest
Available	38141GFD1-1-573	01-Oct-37	38141GFD1	GOLDMAN SACHS GROUP INC/THE	1,000,000.00	1,000,000.00	939,292.92	1,056,369.00	33,000.00
Available	39121JAE0-4-70	01-Jul-38	39121JAE0	GREAT RIVER ENERGY	1,500,000.00	1,500,000.00	1,500,000.00	1,749,597.00	22,410.17
Available	39121JAG5-2-70	01-Jul-38	39121JAG5	GREAT RIVER ENERGY	3,000,000.00	2,751,120.00	2,751,120.00	3,494,057.20	47,536.14
Available	396789KA6-2-148	10-Aug-42	396789KA6	GREENWICH CAPITAL COMMERCIAL F	2,240,000.00	2,240,000.00	2,239,621.94	2,182,438.72	8,229.64
Available	402740AA2-4-573	01-Nov-15	402740AA2	GULFSTREAM NATURAL GAS SYSTEM	2,500,000.00	2,500,000.00	2,499,513.51	2,724,652.50	56,372.22
Available	402740AA2-3-573	01-Nov-15	402740AA2	GULFSTREAM NATURAL GAS SYSTEM	500,000.00	500,000.00	500,429.94	544,930.50	11,274.44
Available	402740AB0-6-70	01-Nov-25	402740AB0	GULFSTREAM NATURAL GAS SYSTEM	1,000,000.00	1,000,000.00	1,011,048.91	1,172,230.00	25,103.89
Available	402740AB0-4-588	01-Nov-25	402740AB0	GULFSTREAM NATURAL GAS SYSTEM	1,720,000.00	1,720,000.00	1,739,004.12	2,016,235.60	43,178.69
Available	402740AB0-4-70	01-Nov-25	402740AB0	GULFSTREAM NATURAL GAS SYSTEM	5,750,000.00	5,750,000.00	5,813,531.21	6,740,322.50	144,347.36
Available	406216AY7-1-573	15-Sep-39	406216AY7	HALLIBURTON COMPANY	5,000,000.00	5,000,000.00	4,975,331.83	6,678,780.00	12,416.67
Available	416515BA1-4-588	30-Mar-40	416515BA1	HARTFORD FINANCIAL SERVICES GR	699,000.00	699,000.00	694,505.07	836,637.29	22,768.47
Available	42809HAC1-1-573	15-Jan-40	42809HAC1	HESS CORPORATION	2,500,000.00	2,500,000.00	2,464,614.61	2,668,190.00	30,000.00
Available	448814DC4-1-573	01-Dec-29	448814DC4	HYDRO-QUEBEC	1,600,000.00	1,600,000.00	1,710,977.28	2,342,947.20	43,822.22
Available	454624GE1-1-573	15-Jan-23	454624GE1	INDIANA BD BK	750,000.00	750,000.00	750,000.00	776,977.50	8,250.00
Available	455434BH2-2-70	01-Oct-36	455434BH2	INDIANAPOLIS POWER AND LIGHT C	4,000,000.00	4,000,000.00	3,976,880.44	4,527,728.00	118,311.11
Available	46625YXP3-2-573	15-Dec-44	46625YXP3	JP MORGAN CHASE COMMERCIAL MOR	2,280,000.00	2,280,000.00	2,390,460.57	2,445,044.64	8,838.55
Available	46629MAN5-1-39	15-May-45	46629MAN5	JP MORGAN CHASE COMMERCIAL MOR	6,000,000.00	6,000,000.00	5,873,227.94	5,884,650.00	23,920.00
Available	46630VAD4-4-573	12-Feb-49	46630VAD4	JP MORGAN CHASE COMMERCIAL MOR	1,003,699.00	1,003,699.00	1,145,686.41	1,123,263.64	4,273.28
Available	46630VAD4-3-573	12-Feb-49	46630VAD4	JP MORGAN CHASE COMMERCIAL MOR	540,000.00	540,000.00	616,935.40	604,326.96	2,299.07
Available	46630VAD4-2-573	12-Feb-49	46630VAD4	JP MORGAN CHASE COMMERCIAL MOR	605,000.00	605,000.00	690,882.67	677,070.02	2,575.81
Available	46639YAQ0-1-573	15-Apr-46	46639YAQ0	JP MORGAN CHASE COMMERCIAL MOR	4,000,000.00	4,000,000.00	4,115,838.75	3,752,560.00	8,550.82
Available	46639YAU1-1-573	15-Apr-46	46639YAU1	JP MORGAN CHASE COMMERCIAL MOR	1,400,000.00	1,400,000.00	1,440,575.97	1,318,885.40	3,251.73
Available	478115AA6-1-588	01-Jul-19	478115AA6	JOHNS HOPKINS UNIVERSITY	513,000.00	513,000.00	512,704.77	588,067.80	6,433.88
Available	478366AE7-1-573	01-Mar-15	478366AE7	JOHNSON CONTROLS INC.	5,000,000.00	5,000,000.00	5,070,418.55	5,418,780.00	27,805.56
Available	482439AA4-4-573	01-Aug-18	482439AA4	KCT INTERMODAL TRANSPORTATION	29.74	29.74	29.74	33.95	0.32
Available	482439AA4-3-573	01-Aug-18	482439AA4	KCT INTERMODAL TRANSPORTATION	1,621,836.90	1,621,836.90	1,621,836.90	1,851,216.54	17,367.35
Available	500472AC9-1-573	11-Mar-38	500472AC9	KONINKLIJKE PHILIPS NV	2,500,000.00	2,500,000.00	2,460,945.71	3,039,232.50	7,638.89
Available	501044CK5-1-573	15-Apr-38	501044CK5	KROGER CO (THE)	2,500,000.00	2,500,000.00	2,487,001.17	2,933,700.00	77,625.00
Available	52108H6W9-1-573	15-Sep-30	52108H6W9	LB-UBS COMMERCIAL MORTGAGE TRU	13,000,000.00	13,000,000.00	13,384,522.06	13,737,425.00	28,623.11
Available	52108HK52-2-21	15-Aug-36	52108HK52	LB-UBS COMMERCIAL MORTGAGE TRU	3,000,000.00	3,000,000.00	2,988,567.73	3,000,000.00	6,941.33
Available	534187AR0-1-573	07-Apr-36	534187AR0	LINCOLN NATIONAL CORPORATION	2,000,000.00	2,000,000.00	1,937,259.49	2,272,928.00	58,083.33
Available	549271AE4-1-132	01-Oct-14	549271AE4	LUBRIZOL CORPORATION (THE)	5,145,000.00	5,145,000.00	5,096,012.88	5,400,336.06	138,343.33
Available	559080AC0-1-573	01-May-37	559080AC0	MAGELLAN MIDSTREAM PARTNERS LP	4,900,000.00	4,900,000.00	4,741,193.34	5,604,840.50	127,182.22
Available	565849AB2-4-573	15-Mar-32	565849AB2	MARATHON OIL CORP	1,500,000.00	1,500,000.00	1,641,665.39	1,778,220.00	3,400.00
Available	565849AE6-1-573	01-Oct-37	565849AE6	MARATHON OIL CORP	5,000,000.00	5,000,000.00	5,121,165.09	5,944,445.00	161,333.33
Available	571903AJ2-1-148	01-Mar-19	571903AJ2	MARRIOTT INTERNATIONAL INC	15,000,000.00	15,000,000.00	15,174,878.79	15,178,785.00	32,500.00
Available	59156RAJ7-1-573	15-Jun-34	59156RAJ7	METLIFE INC	3,000,000.00	3,000,000.00	3,249,028.92	3,610,233.00	54,187.50
Available	59259YBZ1-1-573	15-Nov-39	59259YBZ1	METROPOLITAN TRANS AUTH N Y	2,000,000.00	2,000,000.00	2,000,000.00	2,341,360.00	48,752.00
Available	59562VAM9-1-573	01-Apr-36	59562VAM9	MIDAMERICAN ENERGY HOLDINGS CO	3,000,000.00	3,000,000.00	2,998,872.59	3,381,993.00	89,833.33
Available	60871RAD2-1-588	01-May-42	60871RAD2	MOLSON COORS BREWING CO	13,000,000.00	13,000,000.00	14,773,116.24	12,725,063.00	263,611.11

Available?	Unique ID	Maturity Date	Sec ID	Description	Original Face	9/26/13 Par Value	9/26/13 Stat. Book Value	9/26/13 Market Value	Accrued Interest
Available	61746BCY0-1-573	09-Aug-26	61746BCY0	MORGAN STANLEY	2,000,000.00	2,000,000.00	1,996,835.52	2,232,308.00	16,666.67
Available	61750WAZ6-3-21	15-Dec-43	61750WAZ6	MORGAN STANLEY CAPITAL I MSC_0	4,000,000.00	4,000,000.00	3,919,630.45	3,531,328.00	15,597.11
Available	61756UAF8-2-573	12-Dec-49	61756UAF8	MORGAN STANELY CAPITAL I MSC_0	1,000,000.00	1,000,000.00	1,178,213.73	1,137,297.00	4,548.69
Available	61762DAW1-1-573	15-May-46	61762DAW1	MORGAN STANLEY BAML TRUST MSBA	2,000,000.00	2,000,000.00	2,057,748.30	1,904,452.00	4,480.67
Available	620076AP4-1-573	15-Nov-28	620076AP4	MOTOROLA SOLUTIONS INC	142,000.00	142,000.00	144,148.66	146,940.32	3,384.33
Available	637432CT0-1-573	01-Mar-32	637432CT0	NATIONAL RURAL UTILITIES COOP	3,334,000.00	3,334,000.00	4,190,869.46	4,557,397.96	19,263.11
Available	641423BP2-1-573	01-Apr-36	641423BP2	NEVADA POWER COMPANY	3,000,000.00	3,000,000.00	3,115,813.06	3,719,556.00	97,533.33
Available	649840CM5-3-588	01-May-23	649840CM5	NEW YORK STATE ELECTRIC & GAS	1,720,000.00	1,720,000.00	1,718,386.40	1,865,923.08	40,109.44
Available	649840CM5-1-573	01-May-23	649840CM5	NEW YORK STATE ELECTRIC & GAS	5,000,000.00	5,000,000.00	4,995,309.30	5,424,195.00	116,597.22
Available	652482BJ8-1-573	15-Dec-34	652482BJ8	NEWS AMERICA INC	2,000,000.00	2,000,000.00	1,963,456.91	2,170,702.00	35,133.33
Available	652482BY5-1-573	15-Aug-39	652482BY5	NEWS AMERICA INC	1,000,000.00	1,000,000.00	997,981.99	1,165,518.00	8,050.00
Available	655844AF5-1-573	01-May-37	655844AF5	NORFOLK SOUTHERN CORPORATION	3,000,000.00	3,000,000.00	3,178,680.73	3,767,346.00	85,775.00
Available	655844BM9-1-588	01-Oct-42	655844BM9	NORFOLK SOUTHERN CORPORATION	1,000,000.00	1,000,000.00	999,994.48	856,259.00	19,311.11
Available	666807AW2-1-573	15-Feb-31	666807AW2	NORTHROP GRUMMAN SYSTEMS CORPO	2,000,000.00	2,000,000.00	2,373,910.69	2,586,208.00	18,083.33
Available	66765RBR6-4-573	25-Feb-33	66765RBR6	NORTHWEST NATURAL GAS COMPANY	5,000,000.00	5,000,000.00	5,000,000.00	5,392,490.00	91,188.89
Available	66765RBR6-3-573	25-Feb-33	66765RBR6	NORTHWEST NATURAL GAS COMPANY	2,000,000.00	2,000,000.00	2,000,000.00	2,156,996.00	36,475.56
Available	677632PA3-1-588	01-Jun-11	677632PA3	OHIO STATE UNIVERSITY	14,596,000.00	14,596,000.00	14,447,524.38	12,640,136.00	225,751.47
Available	684065AT2-1-573	01-Dec-27	684065AT2	ORANGE & ROCKLAND UTILITIES IN	2,000,000.00	2,000,000.00	2,000,000.00	2,325,610.00	41,888.89
Available	693627AY7-2-573	15-Oct-35	693627AY7	DUKE ENERGY INDIANA INC	1,500,000.00	1,500,000.00	1,466,768.43	1,613,550.00	41,310.00
Available	693627AY7-1-573	15-Oct-35	693627AY7	DUKE ENERGY INDIANA INC	1,500,000.00	1,500,000.00	1,463,109.83	1,613,550.00	41,310.00
Available	69512EGK5-1-573	15-Jan-26	69512EGK5	PACIFICORP	5,100,000.00	5,100,000.00	4,734,468.75	6,105,087.60	68,442.00
Available	717081CY7-1-573	15-Mar-39	717081CY7	PFIZER INC	2,500,000.00	2,500,000.00	2,867,383.28	3,407,472.50	6,000.00
Available	71713UAW2-6-573	01-Dec-28	71713UAW2	PHARMACIA CORPORATION	3,000,000.00	3,000,000.00	3,450,529.99	3,765,591.00	63,800.00
Available	71713UAW2-5-573	01-Dec-28	71713UAW2	PHARMACIA CORPORATION	1,500,000.00	1,500,000.00	1,601,838.98	1,882,795.50	31,900.00
Available	71713UAW2-4-573	01-Dec-28	71713UAW2	PHARMACIA CORPORATION	590,000.00	590,000.00	627,185.80	740,566.23	12,547.33
Available	718172AC3-2-573	16-May-38	718172AC3	PHILIP MORRIS INTERNATIONAL IN	2,000,000.00	2,000,000.00	1,949,171.11	2,383,100.00	46,395.83
Available	72018QAG6-4-573	14-Sep-29	72018QAG6	PIEDMONT NATURAL GAS COMPANY I	1,000,000.00	1,000,000.00	995,392.68	1,325,311.00	18,991.67
Available	72018QAG6-3-573	14-Sep-29	72018QAG6	PIEDMONT NATURAL GAS COMPANY I	2,000,000.00	2,000,000.00	2,000,000.00	2,650,622.00	37,983.33
Available	73358WCW2-1-573	01-Nov-40	73358WCW2	PORT AUTHORITY OF NEW YORK & N	4,500,000.00	4,500,000.00	4,500,000.00	4,865,535.00	103,057.75
Available	73755LAD9-1-573	01-Dec-36	73755LAD9	POTASH CORPORATION OF SASKATCH	2,000,000.00	2,000,000.00	1,860,620.95	2,174,244.00	37,861.11
Available	743263AE5-2-148	01-Mar-31	743263AE5	PROGRESS ENERGY INC	10,000,000.00	10,000,000.00	11,417,536.43	12,827,840.00	55,972.22
Available	74432QAQ8-1-573	14-Dec-36	74432QAQ8	PRUDENTIAL FINANCIAL INC	4,000,000.00	4,000,000.00	3,872,643.50	4,305,908.00	65,233.33
Available	74913GAT2-1-573	01-Jun-17	74913GAT2	QWEST CORP	9,000,000.00	9,000,000.00	9,969,526.30	10,135,206.00	188,500.00
Available	755111AP6-1-573	01-Nov-28	755111AP6	RAYTHEON COMPANY	3,000,000.00	3,000,000.00	3,135,577.71	3,723,636.00	85,166.67
Available	775109AL5-1-573	15-Aug-38	775109AL5	ROGERS COMMUNICATIONS INC	1,000,000.00	1,000,000.00	996,571.26	1,265,738.00	8,750.00
Available	780641AH9-1-573	01-Oct-30	780641AH9	KONINKLIJKE KPN NV	3,000,000.00	3,000,000.00	3,661,203.74	3,838,791.00	122,833.33
Available	78572MAD7-2-70	01-Jul-16	78572MAD7	SABMILLER PLC	1,500,000.00	1,500,000.00	1,498,681.82	1,706,652.00	23,291.67
Available	796253T93-3-148	01-Feb-39	796253T93	SAN ANTONIO TEX ELECTRIC & GAS	7,295,000.00	7,295,000.00	8,043,142.06	8,516,037.10	67,916.45
Available	822582AD4-7-588	15-Dec-38	822582AD4	SHELL INTERNATIONAL FINANCE BV	10,269,000.00	10,269,000.00	11,596,823.19	12,825,344.32	185,483.81
Available	822582AD4-1-573	15-Dec-38	822582AD4	SHELL INTERNATIONAL FINANCE BV	2,000,000.00	2,000,000.00	1,989,817.85	2,497,876.00	36,125.00

Available?	Unique ID	Maturity Date	Sec ID	Description	Original Face	9/26/13 Par Value	9/26/13 Stat. Book Value	9/26/13 Market Value	Accrued Interest
Available	826200AD9-5-70	17-Aug-26	826200AD9	SIEMENS FINANCIERINGSMAATSCHAP	2,500,000.00	2,500,000.00	2,495,831.89	2,956,675.00	17,013.89
Available	84250QAT0-1-573	25-Jan-29	84250QAT0	AMERICAN STATES WATER COMPANY	3,000,000.00	3,000,000.00	2,726,577.43	3,498,441.00	63,703.33
Available	84755TAC1-1-573	15-Sep-38	84755TAC1	SPECTRA ENERGY CAPITAL LLC	1,000,000.00	1,000,000.00	998,272.99	1,192,526.00	2,500.00
Available	857473AE2-1-573	15-Jun-26	857473AE2	STATE STREET CORPORATION	1,000,000.00	1,000,000.00	1,056,738.84	1,294,651.00	20,825.00
Available	87425EAJ2-1-573	01-Feb-37	87425EAJ2	TALISMAN ENERGY INC.	3,000,000.00	3,000,000.00	2,984,230.15	2,935,590.00	27,300.00
Available	87425EAL7-1-588	01-Jun-19	87425EAL7	TALISMAN ENERGY INC.	700,000.00	700,000.00	698,016.93	850,821.30	17,480.56
Available	87612EAF3-1-573	15-Jul-31	87612EAF3	TARGET CORPORATION	4,500,000.00	4,500,000.00	5,076,779.87	5,599,588.50	63,000.00
Available	878742AE5-4-573	01-Oct-35	878742AE5	TECK RESOURCES LTD	1,250,000.00	1,250,000.00	1,236,736.40	1,206,620.00	37,430.56
Available	88031QAA8-5-70	30-Mar-24	88031QAA8	TENASKA VIRGINIA PARTNERS LP	999,998.83	735,694.13	735,694.13	777,304.99	10,879.14
Available	88031QAA8-4-70	30-Mar-24	88031QAA8	TENASKA VIRGINIA PARTNERS LP	500,000.41	367,847.80	369,037.93	388,653.27	5,439.58
Available	88163VAD1-1-573	01-Feb-36	88163VAD1	TEVA PHARMACEUTICAL FINANCE LL	3,000,000.00	3,000,000.00	2,954,967.50	3,464,412.00	28,700.00
Available	882722KF7-2-132	01-Apr-39	882722KF7	TEXAS ST	10,000,000.00	10,000,000.00	10,598,304.45	11,257,800.00	269,720.00
Available	88579EAC9-5-588	15-Mar-37	88579EAC9	3M CO	10,500,000.00	10,500,000.00	11,624,528.69	12,226,893.00	19,950.00
Available	88579EAC9-1-573	15-Mar-37	88579EAC9	3M CO	4,000,000.00	4,000,000.00	3,854,221.03	4,657,864.00	7,600.00
Available	887315AY5-1-573	15-Jun-18	887315AY5	HISTORIC TW INC	8,500,000.00	8,500,000.00	8,480,574.39	10,211,466.50	165,572.92
Available	89346DAE7-2-573	15-Mar-40	89346DAE7	TRANSALTA CORPORATION	500,000.00	500,000.00	495,059.91	483,360.50	1,083.33
Available	89346DAE7-1-573	15-Mar-40	89346DAE7	TRANSALTA CORPORATION	1,500,000.00	1,500,000.00	1,480,554.11	1,450,081.50	3,250.00
Available	893521AB0-4-588	30-Nov-39	893521AB0	TRANSATLANTIC HOLDINGS INC	16,380,000.00	16,380,000.00	17,143,387.75	20,290,823.28	425,880.00
Available	90349GBF1-1-573	10-Apr-46	90349GBF1	UBS BARCLAYS COMMERICAL MORTGA	2,000,000.00	2,000,000.00	2,094,225.68	1,927,010.00	4,686.21
Available	904764AH0-4-573	15-Nov-32	904764AH0	UNILEVER CAPITAL CORP	2,000,000.00	2,000,000.00	1,928,808.08	2,467,282.00	43,266.67
Available	904764AH0-3-573	15-Nov-32	904764AH0	UNILEVER CAPITAL CORP	3,000,000.00	3,000,000.00	3,111,787.46	3,700,923.00	64,900.00
Available	906548CD2-3-573	01-Feb-20	906548CD2	UNION ELECTRIC CO	3,000,000.00	3,000,000.00	2,980,179.67	3,228,330.00	23,333.33
Available	907818DG0-1-1619	01-Feb-21	907818DG0	UNION PACIFIC CORPORATION	1,000,000.00	1,000,000.00	996,429.01	1,058,425.00	6,222.22
Available	913026AT7-2-588	15-Jan-25	913026AT7	UNITED TELEPHONE COMPANY OF FL	2,475,000.00	2,475,000.00	2,945,259.09	2,811,399.53	41,456.25
Available	91324PAR3-1-573	15-Mar-36	91324PAR3	UNITEDHEALTH GROUP INCORPORATE	3,000,000.00	3,000,000.00	2,980,920.14	3,316,509.00	5,800.00
Available	914026EV7-3-588	01-Jul-34	914026EV7	UNIVERSITY ALA GEN REV	1,720,000.00	1,720,000.00	1,720,000.00	1,883,159.20	25,392.93
Available	914026EV7-2-588	01-Jul-34	914026EV7	UNIVERSITY ALA GEN REV	280,000.00	280,000.00	280,000.00	306,560.80	4,133.73
Available	914026EV7-1-588	01-Jul-34	914026EV7	UNIVERSITY ALA GEN REV	1,000,000.00	1,000,000.00	1,000,000.00	1,094,860.00	14,763.33
Available	914440KJ0-1-588	01-May-29	914440KJ0	UNIVERSITY OF MASSACHUSETTS BL	280,000.00	280,000.00	280,000.00	314,398.00	7,293.67
Available	925524AV2-4-573	15-May-33	925524AV2	CBS CORP	1,000,000.00	1,000,000.00	968,102.65	970,548.00	20,166.67
Available	925524AV2-3-573	15-May-33	925524AV2	CBS CORP	3,000,000.00	3,000,000.00	2,863,335.11	2,911,644.00	60,500.00
Available	92929QAQ0-1-573	01-Aug-26	92929QAQ0	WASTE MANAGEMENT INC	3,000,000.00	3,000,000.00	3,279,591.15	3,683,589.00	33,133.33
Available	92976GAJ0-1-573	15-Jan-38	92976GAJ0	WACHOVIA BANK NA	2,000,000.00	2,000,000.00	1,906,013.41	2,446,388.00	26,400.00
Available	92976VAF5-1-573	15-May-43	92976VAF5	WACHOVIA BANK COMMERCIAL MORTG	4,000,000.00	4,000,000.00	4,227,131.43	4,402,904.00	17,087.89
Available	947075AE7-1-573	15-Mar-38	947075AE7	WEATHERFORD INTERNATIONAL LTD	2,500,000.00	2,500,000.00	2,491,785.60	2,660,975.00	5,833.33
Available	949746JM4-1-573	07-Feb-35	949746JM4	WELLS FARGO & COMPANY	3,000,000.00	3,000,000.00	2,759,411.12	3,253,149.00	22,395.83
Available	94988HAE1-1-573	15-Oct-45	94988HAE1	WELLS FARGO COMMERCIAL MORTGAG	1,500,000.00	1,500,000.00	1,579,816.47	1,461,223.50	3,833.92
Available	969457BM1-1-573	15-Mar-32	969457BM1	WILLIAMS COS INC	1,237,000.00	1,237,000.00	1,436,870.38	1,507,494.79	3,607.92
Available	98417EAC4-2-588	15-Nov-37	98417EAC4	XSTRATA FINANCE (CANADA) LTD	1,720,000.00	1,720,000.00	1,714,787.04	1,745,863.64	43,516.00
Available	98417EAC4-1-588	15-Nov-37	98417EAC4	XSTRATA FINANCE (CANADA) LTD	280,000.00	280,000.00	279,151.38	284,210.36	7,084.00

Available?	Unique ID	Maturity Date	Sec ID	Description	Original Face	9/26/13 Par Value	9/26/13 Stat. Book Value	9/26/13 Market Value	Accrued Interest
Available	98978VAC7-1-573	01-Feb-43	98978VAC7	ZOETIS INC	1,000,000.00	1,000,000.00	1,003,085.93	931,972.00	7,311.11
Available	19001-1		19001	PRESTON PLACE APARTMENTS		22,583,638.70	22,675,183.29	21,465,748.58
Available	19025-1		19025	THE ENCLAVE APARTMENTS		4,024,826.15	4,041,744.35	4,234,117.11
Available	19172-1		19172	DR PEPPER SNAPPLE GROUP		2,000,000.00	2,004,367.88	2,027,000.00
Available	19176-1		19176	SAFELITE GROUP		2,400,000.00	2,405,277.42	2,432,640.00
Available	25822-1		25822	CVS CORP/ARBOR DRUG - GR LEASE		258,032.83	258,032.83	285,461.72

Annex A-2
List of Unavailable Assets
[See attached.]

2 This Annex was prepared in accordance with the “GA_Master Report_Finalv3.xlsx” sent by Gina Cunningham on Wednesday October 2, 2013 at 9:58 a.m. EST. If there are any typographical or manifest errors, parties will work together to correct the Annex after the Effective Time.

Available?	Unique ID	Maturity Date	Sec ID	Description	Original Face	9/26/13 Par Value	9/26/13 Stat. Book Value	9/26/13 Market Value	Accrued Interest
Unavailable	07388VAE8-4-148	12-Jan-45	07388VAE8	BEAR STEARNS COMMERCIAL MORTGA				5,021,797.50
Unavailable	07388VAE8-5-148	12-Jan-45	07388VAE8	BEAR STEARNS COMMERCIAL MORTGA				8,369,662.50
Unavailable	20047EAJ1-3-148	10-Dec-46	20047EAJ1	COMMERCIAL MORTGAGE PASS-THROU				14,132,655.00
Unavailable	20047EAJ1-1-148	10-Dec-46	20047EAJ1	COMMERCIAL MORTGAGE PASS-THROU				9,421,770.00
Unavailable	46625YA37-2-21	12-Dec-44	46625YA37	JP MORGAN CHASE COMMERCIAL MOR				4,784,420.00
Unavailable	46625YA37-1-21	12-Dec-44	46625YA37	JP MORGAN CHASE COMMERCIAL MOR				956,884.00
Unavailable	913903AN0-2-588	30-Jun-16	913903AN0	UNIVERSAL HEALTH SERVICES INC				847,400.00
Unavailable	39121JAG5-1-588	01-Jul-38	39121JAG5	GREAT RIVER ENERGY				5,823,428.67
Unavailable	207651AF7-1-573	02-Sep-13	207651AF7	CONNECTICUT NATURAL GAS CORPOR				2,000,000.00

Annex B
Net Settlements
[See attached.]

Monthly Accounting Report
For the Monthly Accounting Period ending on:

Section 1: Policy cash flows to/(from) Reinsurer (gross)
First Year Premium (net of returns and refunds of premiums)	$ -
Renewal Premium (net of returns and refunds of premiums, including dividends)	-
Premium on Supplemental Contracts w/ life (after 2 year exclusion period)	-
Premium on Supplemental Contracts w/o life (after 2 year exclusion period)	-
A TOTAL Reinsurance Premiums		-
Full / Partial Surrenders, net of surrender charges	-
Death Claims	-
Benefit Payments - Supplemental Contracts w/ life (after 2 year exclusion period)	-
Benefit Payments - Supplemental Contracts w/o life (after 2 year exclusion period)	-
Dividend Expense	-
Matured Endowments	-
Waiver of Premium	-
B TOTAL Claims		-
Policy Loans Change in Asset	-
Policy Loans Interest Income	-
Policy Loans (Issued)/Principal Repayments	-
Dividend Accumulations Change in Liability	-
Dividend Accumulations Interest Credited	-
Dividend Accumulations (Withdrawals)/Deposits	-
Premium Deposit Funds Change in Liability	-
Premium Deposit Funds Interest Credited	-
Premium Deposit Funds (Withdrawals)/Deposits	-
C TOTAL Policy Loans, Dividend Accumulations and Premium Deposit Funds		-
Premiums paid/received on third-party reinsurance	-
Claims received/paid on third-party reinsurance	-
Commissions / expense allowances received/paid on third-party reinsurance	-
Other Benefits paid/received on third-party reinsurance	-
D Net third-party reinsurance		-
Section 2: Policy cash flows due to/(owed from) Reinsurer
E Net Reinsured Liabilities (A + B + C + D)		-
x Quota Share		100%
F Reinsurer Share of Net Policy Cash Flows		-
G Net Settlement Amounts paid to/(by) Reinsurer during Period
MM/DD/YYYY	-

H Policy Cash Flows due to/(owed from) Reinsurer (F - G)		$ -

Section 3 Policy Expenses owed from Reinsurer
Premiums Received	-
x 1.8%	1.80%
Premium Tax Allowance due (from) Reinsurer:		-
- Premium Tax Allowance Prior Year True-up due to/(from) Reinsurer		-
- Guaranty Fund Assessments due (from) Reinsurer		-
- Other Reinsurance ceding / expense allowances due to/(from) Reinsurer		-
I Monthly Expenses due to/(from) Reinsurer		$ -
Section 4.1 Commercial Mortgage Loan Servicing
Mortgage Interest Received	-
Mortgage Principal Received	-
Other Cashflows / Fees Received	-
J TOTAL CML Cash Inflow	-
Servicing Fees due (from) Reinsurer	-
Other Fees due (from) Reinsurer	-
K TOTAL CML Fees		-
L Net CML Activity due to/(from) Reinsurer (J + K)		$ -
Section 4.2 Hedge (Costs) / Proceeds
Assigned Hedge Proceeds	-
Assigned Hedge (Costs)	-
M Net hedge (costs) / proceeds due to/(from) Reinsurer		-
Section 5 Monthly Net Settlement Amount owed to / (from) Reinsurer
N Policy Cash Flows / Policy Expenses Settlement Amount (H + I)		-
L Net CML Activity		-
M Net hedge (costs) / proceeds		-
O Miscellaneous
a. Producer Payments and Commissions		-
P Monthly Net Settlement Amount owed to / (from) Reinsurer (N + L + M + O)		$ -

Annex C
Net Retained Liabilities Ceding Commission Adjustment
Until 100% of the Net Retained Liabilities have been reinsured under this Agreement, an adjustment to the Ceding Commission shall be made as part of the Net Settlement each month as provided in this Annex C.
For each liability or obligation in respect of an Indy Life Closed Block Policy that remains a Net Retained Liability during the entire month covered in a Net Settlement, the Ceding Commission shall be increased or decreased. The increase or decrease for each Indy Life Closed Block Policy will vary based on line of business and will be calculated on a pro rata basis for each relevant month, in accordance with the table below, to reflect the time elapsed between April 30, 2013 (the “Signing Date”) and the date as of which the Net Settlement is prepared.

Estimated Cede Per $500mm Gross Face (1)
Years After the Signing Date:	0	1	2	3	4	5	6	7	8	9	10
CB	$(4.90)	$(3.90)	$(3.40)	$(3.40)	$(3.30)	$(3.20)	$(3.10)	$(3.00)	$(2.90)	$(2.80)	$(2.70)

11	12	13	14	15	16	17	18	19	20
$(2.50)	$(2.40)	$(2.40)	$(2.30)	$(2.20)	$(2.10)	$(2.00)	$(1.90)	$(1.80)	$(1.70)

(1) Gross face is as of September 30, 2013 (e.g., if retained business is ceded to the Company 10 years after the Signing Date, the cede adjustment is applied to the face of that business as of September 30, 2013, not September 30, 2023)
For illustrative purposes only, based on the table above, if $500 million gross insurance in-force of closed block risk is retained by the Company until one year after the Signing Date, the Ceding Commission would increase by $1 million (the difference in value between the Signing Date and the one year anniversary of the Signing Date for the “whole life” line of business in the table above).
If the calculation of the adjustment based on the table above results in an increase in the Ceding Commission for the relevant month, the amount of such increase shall be reflected as a payable from the Reinsurer to the Company in the applicable Net Settlement. If, instead, such calculation results in a decrease in the Ceding Commission for the relevant month, the amount of such decrease shall be reflected as a payable from the Company to the Reinsurer in the applicable Net Settlement.

Annex D
Life Reference Balance Sheet
[See attached.]

ILICO Closed Block Reference Balance Sheet
Assets and liabilities for ALAC to transfer to PLIC USA
Illustrative, based on 8/31/2013 ALAC balances
Debit (Credit)

Coinsurance Treaty
ILICO CB
Bonds and commercial mortgage loans	715,676,126
Cash	13,167,189
Policy loans	100,280,716
Investment income due and accrued	-
Due premium	910,338
Deferred premium	4,410,249
Reinsurance recoverable	855,451
Total assets	835,300,070
Life reserves - Statutory Reserve	(791,384,870)
Deposit-type contracts	(18,337,578)
Claim liability	(5,411,958)
Dividends apportioned	(4,371,429)
Advance premium	(309,979)
Reinsurance payable	(2,270,000)
Existing interest maintenance reserve	(13,167,189)
Unearned investment income on policy loans	(47,067)
Total liabilities	(835,300,070)
Liabilities transferred in excess of assets transferred	-

Annex E
Additional Life Reference Balance Sheet Assets
None.

ACTIVE 212285849v.1